Franchise Agreement



                                     between


                              Hooters America, Inc.
                             4501 Circle 75 Parkway
                                  Suite E-5110
                             Atlanta, Georgia 30339
                                 (404) 951-2040





                                       and




                         Butterwings of Wisconsin, Inc.
                              c/o Harvey L. Temkin
                               1st Wisconsin Plaza
                             1 South Pinckney Street
                          Madison, Wisconsin 53701-1497

                  HOOTERS OF AMERICA, INC. FRANCHISE AGREEMENT
                                TABLE OF CONTENTS
                                                                            Page

        RECITALS..............................................................1

I.      GRANT ............................................................... 2

II.     TERM AND RENEWAL .....................................................4

III.    HOOTERS OF AMERICA/S OBLIGATIONS .....................................4

IV.     FEES  ................................................................6

V.      DUTIES OF FRANCHISEE..................................................8

VI.     PROPRIETARY MARKS....................................................19

Vii.    HOOTERS OF AMERICA'S MANUALS.........................................22

Viii.   CONFIDENTIAL INFORMATION.............................................23

IX.     ACCOUNTING AND RECORDS...............................................23

X.      ADVERTISING..........................................................26

Xi.     INSURANCE............................................................29

Xii.    TRANSFER OF INTEREST.................................................31

Xiii.   DEFAULT AND TERMINATION..............................................37

XIV.    OBLIGATIONS UPON TERMINATION OR EXPIRATION...........................43

XV.     COVENANTS............................................................45

XVI.    TAXES, PERMITS, AND INDEBTEDNESS.....................................48

XVII.   INDEPENDENT CONTRACTOR...............................................48

XVIII.  INDEMNIFICATION......................................................49

XIX.    APPROVALS AND WAIVERS................................................52

XX.     NOTICES..............................................................52

XXI.    ENTIRE AGREEMENT.....................................................53

XXII.   SEVERABILITY AND CONSTRUCTION........................................53

 XXIII. FORCE MAJEURE........................................................54

 XXIV.  APPLICABLE LAW.......................................................55

 XXV.   ACKNOWLEDGMENTS......................................................55

                            HOOTERS OF AMERICA, INC.
                               FRANCHISE AGREEMENT

        THIS AGREEMENT is made and entered into October 31, 1993, between HOOTERS OF AMERICA, INC. , f /k/a Neighborhood Restaurants of America, Inc. , a Georgia corporation with offices at 4501 Circle 75 Parkway, Suite E-5110, Atlanta, Georgia 3 03 3 9 (hereinafter "Hooters of America" or "Franchisor") , and BUTTERWINGS OF WISCONSIN, INC. hereinafter "Franchisee").

                                    RECITALS

        1. Hooters of America has entered into an exclusive license with Hooters, Inc., a Florida corporation, dated July 21, 1984, as amended, to use certain trademarks, service marks and other property in connection with the operation of restaurants (the "License Agreement") and has developed a distinctive system (the "Hooters System 11) for the establishment and operation of a franchised restaurant offering a limited menu featuring seafood and chicken wings along with beer and wine.

        2. The Hooters System features a distinctive exterior and interior restaurant design, trade dress decor and color scheme; uniform standards, specifications, and procedures for operations; procedures for quality control; training and ongoing operational assistance; advertising and promotional programs; all of which may be changed, improved, and further developed by Hooters of America from time to time.

        3. Hooters of America identifies the Hooters System by means of certain trade names, service marks, trademarks, logos, emblems, trade dress and other indicia of origin, including but not limited to the mark "Hooters." and such other trade names, service marks, trademarks and trade dress as are now designated (and may hereafter be designated by Hooters of America in writing) for use in connection with the Hooters System (hereinafter referred to as "Proprietary Marks"

        4. Hooters of America continues to develop, use, and control the use of such Proprietary Marks to identify for the public the source of services and products marketed thereunder and under the Hooters System, and to represent the Hooters System's high standards of consistent quality, appearance, and service.

     5. Franchisee desires to enter into the business of operating a Hooters Restaurant under the Hooters System and wishes to obtain a franchise from Hooters of America for that purpose, as well as to receive the training and other assistance provided by Hooters of America in connection therewith.

     6. Franchisee understands and acknowledges the importance of Hooters of America's high standards of. quality, cleanliness, appearance, and service and the necessity of operating the franchised business. in conformity with Hooters of America's standards and specifications.

        In consideration of these premises and the commitments set forth herein, the parties hereby agree as follows:


I.   GRANT

     A. Hooters of America hereby grants to Franchisee, upon the terms and conditions herein contained and subject to the License Agreement, the right, license, and privilege, and Franchisee undertakes the obligation, to operate a Hooters Restaurant (hereinafter referred to as the "Restaurant" or the "Franchised Business") and to use solely in connection therewith the Proprietary Marks and the Hooters System, as they may be changed, improved, and further developed from time to time, only at the approved location as provided in Section I.B.

     B. The address of the location approved hereunder is: Approved location to be determined at a later date (hereinafter the "Approved Location"). Franchisee shall not relocate the Franchised Business without the express prior written consent of Hooters of America. During the term of this Agreement, Hooters of America shall not establish, nor license another party or entity to establish, a Hooters Restaurant under the Hooters System within a radius of five (5) miles from the Approved Location (hereinafter the "Protected Territory").

     C. Franchisee shall complete the construction of the Restaurant in accordance with the provisions and requirements of Section V(G) hereof (the "Construction") and shall open the Restaurant for business within six (6) months of the date of execution of this Franchise Agreement (the "Opening Date") ; provided ' however, that Franchisee shall have the right to substitute a different site, if such different site is acceptable to Franchisor, within sixty (60) days of execution of this Agreement. Franchisor may grant Franchisee one thirty (30) day extension past the six months allotted within which to open the Restaurant; provided, however, that Franchisee shall pay Hooters of America a non-refundable extension fee of Five Thousand ($5,000)
          Dollars for such right contemporaneously with the grant of such extension by Hooters of America.

          Provided that the Franchisee has made full and complete application for all building permits, beer and wine licenses, and all other permits required to open a Hooters restaurant, within 60 days of the execution date of this agreement, Franchisor may agree to grant up to three (3) thirty (30) day extensions to obtain all necessary permits if the delay was due to causes beyond the reasonable control of Franchisee ' which agreement of Hooters of America will not be unreasonably withheld. Franchisee must submit documentation of the status of the applications) ten (10) days prior to the date of each thirty (30) day extension requested. Upon the grant of such extensions) by Hooters of America, the Opening Date will be commensurately extended.

          Should the Franchisee be unable to obtain all necessary permits and licenses during the stated period and extension time period or periods as a result of causes beyond the reasonable control of Franchisee (unless the requirement for the issuance of such permits and licenses is waived in writing by Franchisor), this Agreement, and any Option Addendum, shall be deemed terminated upon written notice from either Franchisee or Franchisor to the other, without the necessity of further action by either party or further documentation. Upon such termination, the Franchisor shall retain one-third (1/3) of the Franchise Fee as a Termination Fee, two-thirds (2/3) of the Franchise Fee and one hundred percent (100%) of any pre-paid option fees will be refunded to the Franchisee within thirty (30) days of the notice by Franchisor of the termination of this Agreement.

     D. During the term of this Agreement, the Approved Location shall be used exclusively for the purpose of operating a franchised Hooters Restaurant. In the event the building shall be damaged or destroyed by fire or other casualty, or be required to be repaired or reconstructed by any governmental authority, Franchisee shall commence the required repair or reconstruction of the building within ninety (90) days from the date of such casualty or notice of such governmental requirement (or such lesser period as shall be designated by such governmental requirement) and shall complete all required repair or reconstruction as soon as possible thereafter, in continuity, but in no event later than one hundred eighty (180) days from the date of such casualty or requirement of such governmental notice. The minimum acceptable appearance for the restored building will be that which existed just prior to the casualty; however, every effort should be made to have the restored building include the then-current image, design and specifications of new entry Hooters Restaurants. If the building is substantially destroyed by fire or other casualty, Franchisee may, with Franchisor's agreement and upon payment of an amount equal to six percent (6%) of all insurance proceeds as a consequence of such casualty to the Franchisor as a royalty, terminate this Agreement in lieu of Franchisee's reconstructing the building.

     E. It is understood and agreed that, ' except as expressly provided herein, this franchise is non-exclusive and includes no right of Franchisee to subfranchise others.


         TERM

     A. Except as otherwise provided herein, the term of this Agreement shall commence on the date of execution and acceptance of this Franchise Agreement by Hooters of America and shall expire twenty (20) years from such date. There are no renewal rights, options or obligations on the part of either party.


III.       HOOTERS OF AMERICA'S OBLIGATIONS

     A. Hooters of America shall provide Franchisee with advice in locating and opening a completed restaurant, including, but not limited to, providing approved supplier lists, acceptable site criteria, approved renovation criteria and, at Hooters, of America's option, a set of architectural plans of an existing Hooters Restaurant.

     B. Hooters of America shall provide a management training program for up to four (4) management personnel of Franchisee, and shall make available such other training programs as it deems appropriate. All training provided by Hooters of America shall be subject to the terms set forth in Section V.H. of this Agreement.

     C. Hooters of America shall also offer training resources to assist franchisees at their restaurant location for hourly employees. All pre-opening employee training shall be subject to the terms set forth in Section V.I. of this Agreement.

     D. Hooters of America shall provide, as Hooters of America deems necessary, a minimum of eight (8) weeks of management training at a designated restaurant prior to the opening of the Franchisee's restaurant, by a representatives) of Hooters of America, subject (as to timing) to the availability of personnel, as well as approximately one (1) week to ten (10) days of preopening employee training at the Franchisee Is restaurant.

     E. Hooters of America shall provide such continuing advisory assistance to Franchisee in the operation, advertising and promotion of the Franchised Business as Hooters of America deems advisable.

     F. Hooters of America shall also provide refresher training programs for Franchisee and to Franchisee's employees as Hooters of America deems appropriate. All refresher training programs provided by Hooters of America shall be subject to the terms set forth in Section V.H. of this Agreement.

     G. Hooters of America may, from time to time, provide to Franchisee, at Franchisees expense, such advertising and promotional plans and materials for local advertising as described in Section X.A. of this Agreement and may direct the discontinuance of such plans and materials, from time to time. All other advertising and promotional materials which Franchisee proposes to use must be reviewed and approved by Hooters of America, pursuant to Section X.B. hereof.

     H. Hooters of America shall provide. Franchisee, on loan, one copy of the Hooters Training Manual and Videos (hereinafter "Manuals") as more fully described in Section VII. hereof.

     I. Hooters of America may provide Franchisee, from tire to time, as Hooters of America deems appropriate, such merchandising, marketing and other data and advice as may from time to time be developed by Hooters of America and deemed by Hooters of America to be helpful in the managing and operation of the Franchised Business.

     J. Hooters of America may provide such periodic individual or group advice, consultation and assistance, rendered by personal visit or telephone, or by newsletter or bulletins made available from time to time to all Hooters of America franchisees, as Hooters of America may deem necessary or appropriate.

     K. Hooters of America may provide such bulletins, brochures, manuals and reports, if any, as may from time to time be published by or on behalf of Hooters regarding its plans, policies, developments and activities. In addition, Hooters of America may provide such communication concerning new developments, techniques and improvements in the food preparation, equipment, food products, packaging and restaurant management which Hooters of America feels are relevant to the operation of the Restaurant.

     L. Hooters of America shall provide the requirements for a standardized system for accounting, cost control and inventory control.

     M. Hooters of America shall seek to maintain the high standards of quality, appearance, and service of the Hooters System, and to that end shall conduct, as it deems advisable, inspections of the Restaurant franchised hereunder, and evaluations of the products sold and services rendered therein.

     N. All obligations of Hooters of America under this Agreement shall benefit only the Franchisee, and no other party is entitled to rely on, enforce, benefit from or obtain relief for breach of such obligations, either directly or by subrogation.


IV. FEES

     A. Franchisee shall pay to Hooters of America an initial franchise fee in the amount of Seventy-Five Thousand Dollars ($75,000.00), which is due upon execution of this Agreement and receipt of which is hereby acknowledged by Hooters of America. The initial franchise fee shall be paid in a lump sum in immediately available bank funds and shall be deemed fully earned and nonrefundable in consideration of administrative and other expenses incurred by Hooters of America in granting this franchise and for Hooters of America's lost or deferred opportunity to franchise others, except as described above in Section I.C.

     B. During the term of this Agreement, Franchisee shall pay to Hooters, of America a continuing Royalty Fee which shall be equal to six percent (6%) of the Gross Sales of the Restaurant, without counterclaim or set-off. The term Gross Sales is defined in Section IV.G. of this Agreement. Continuing Royalty Fees shall be payable by Franchisee and actually received by Franchisor within ten (10) days from the end of each four week accounting period as provided in Section IX hereof.

     C. During the term of this Agreement, Franchisee shall spend a minimum of three percent (3%) of the Gross Sales of the Restaurant on local advertising and promotion; provided, however, that Franchisor shall have the right to approve or disapprove any advertising proposed for use by Franchisee. In the event Hooters of America establishes a Local Advertising Cooperative within Franchisee's Area of Dominant Influence (as defined by Arbitron Corporation, or such other entity as shall be designated by Hooters of America, from time to time) , Franchisee shall be obligated to contribute a minimum of up to one third of such three percent (3%) [one percent (1%) of Gross Sales] for local advertising and promotion expenditure described above to such Cooperative, to be actually received within ten (10) days from the end of each four week accounting period. Such percentage contribution to such Cooperative shall be designated by Hooters of America from time to time.

     D. Franchisee shall pay to Hooters of America, to be actually received within ten (10) days from the end of each four-week accounting period, a National Advertising Fee equal to one percent (1%) of Franchisee's Gross Sales of the Restaurant. The National Advertising Fee shall be maintained and ad-ministered in a National Advertising Fund by Hooters as provided in Section X.D. hereof.

     E. The obligation of Franchisee to pay the Continuing Royalty Fee and the National Advertising Fee (collectively the "Fees") shall not be altered by the occurrence of any casualty or event which would cause a temporary closing of the Restaurant for a period of more than five (5) days. In the event that such a casualty or event occurs, the Continuing Royalty and National Advertising Fees to be paid by Franchisee for each month in which such temporary closing occurs shall be the average of all monthly Fees payable by Franchisee during the immediately preceding period of twelve (12) months, or such lesser period as the Restaurant has been open, if the Restaurant has been open less than twelve (12) months. All payments due to Hooters of America hereunder shall be payable without counterclaim or set-off.

     F. Any payment or report not actually received by Hooters of America on or before' the specified date shall be deemed overdue. If any payment is overdue, in addition to the right to exercise all rights and remedies available to Hooters of America under Section XIII of this Agreement, Franchisee shall pay Hooters of America, in. addition to the overdue amount, interest on such amount from the date it was due until paid at the lesser of the rate of eighteen (18%) percent per annum and the maximum rate allowed by the laws of the State of Georgia, or any successor or substitute law (hereinafter the "Default Rate"), until paid in full.

     G. As used in -this Agreement, "Gross Sales" shall include all revenue accrued from the sale of all products and performance of services in, at, upon, about, through or from the Franchised Business, whether for cash or credit and regardless of collection in the case of credit, and income of every kind and nature related to the Franchised Business including insurance proceeds and/or condemnation awards for loss of sales, profits or business; provided, however, that "Gross Sales" shall not include revenues from any sales taxes or other add on taxes collected from customers by Franchisee for transmittal to the appropriate taxing authority, (the retail value of any complimentary services or trade-outs or credit card discounts from Gross Sales up to a maximum of 2% of Gross sales in the aggregate) , and the amount of cash refunds to, and coupons used by customers, provided such amounts have been included in gross sales. The sale and delivery of products and services away from the Restaurant is strictly prohibited; however, should Hooters of America approve such sales in the future, these sales will be included in computing Gross Sales.


V.      DUTIES OF FRANCHISEE

     A. Franchisee understands and acknowledges that every detail of the Franchised Business, including the uniformity of appearance ' service, products and advertising of the Hooters System, is important to Franchisee, Hooters of America, the Hooters System, and other Hooters of America franchisees in order to maintain high and uniform operating standards, to increase the demand for the products and services sold by all franchisees- and to pr6tect Hooters of America's reputation and goodwill.

     B. If Franchisee is or becomes a corporation, the Franchisee corporation must comply with the following requirements:

          1. Franchisee shall confine its activities to the establishment and operation of the Franchised Business.

          2. Franchisee's Certificate or Articles of Incorporation and Bylaws (or comparable governing documents) shall at all times provide that its activities are confined exclusively to operation of the Franchised Business and that the issuance and transfer of voting stock, or other ownership interest therein, is restricted by the terms of this Agreement.


          3. Franchisee shall furnish Hooters of America promptly upon request copies of Franchisee's Articles of Incorporation, Bylaws, and other governing documents, and any other documents Hooters of America may reasonably request, and any amendments thereto, from time to time.

          4. Franchisee shall maintain stop transfer instructions against the transfer on its record of any equity securities except in accordance with the provisions of Article XV. All securities issued by Franchisee shall bear the following legend, which shall be printed legibly and conspicuously on each stock certificate or other evidence of ownership interest:

               THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A FRANCHISE AGREEMENT WITH HOOTERS OF AMERICA, INC. DATED REFERENCE IS MADE TO SAID AGREEMENT AND TO THE RESTRICTIVE PROVISIONS OF THE ARTICLES AND BYLAWS OF THIS CORPORATION.

          5. Franchisee shall maintain a current list of all owners of record and all beneficial owners of any class of voting stock of Franchisee and shall furnish the list to Hooters of America upon request, from time to time.

     C. If Franchisee is or becomes a partnership, Franchisee shall furnish Hooters of America promptly upon request a copy of its partnership agreement and any other documents Hooters of America may reasonably request, and any amendments thereto, from time to time.

     D. Franchisee shall maintain a current list of all general and limited partners and all owners of record and all beneficial owners of any class of voting stock of Franchisee and -shall furnish the 'list to Hooters of America promptly upon request, from time to time.

     E. Each individual who or entity which holds a ten percent (10%) or greater ownership or beneficial ownership interest in Franchisee, directly or indirectly, (including each individual holding a fifty (50%) or greater interest in any partnership or corporation having a controlling interest in Franchisee) shall enter into a continuing guaranty agreement under seal, in the form attached as Exhibit A, as such form may be amended or modified by Hooters of America, from time to time (if such guaranty agreement is to be executed subsequent to the date hereof in accordance with the terms of this Franchise Agreement).

     F. Franchisee assumes all costs, liability, expense, and responsibility for locating, obtaining, and developing a site for the Restaurant to be established under the Franchise Agreement and for constructing and equipping the Restaurant at such site. Franchisee shall not make any binding commitment to a prospective vendor or lessor of real estate with respect to the Approved Location for the Restaurant unless such Approved Location is approved in accordance with the procedure herein set forth and which provides, without limitation, for (a) thirty (30) days prior written notice of any default thereunder specifying such default and the right (but with no obligation) of Franchisor to cure any such default within said period, and (b) approval of the
          Franchisor as an assignee of Franchisee's interest thereunder. FRANCHISEE ACKNOWLEDGES THAT HOOTERS OF AMERICA'S APPROVAL OF A PROSPECTIVE SITE AND THE RENDERING OF ASSISTANCE IN THE SELECTION OF A SITE DOES NOT CONSTITUTE A REPRESENTATION, PROMISE, WARRANTY, OR GUARANTEE BY HOOTERS OF AMERICA THAT A HOOTERS RESTAURANT OPERATED AT THAT SITE WILL BE PROFITABLE OR OTHERWISE SUCCESSFUL.

     G. Before commencing the Construction of the Restaurant, Franchisee, at its expense, shall comply, to Hooters of America's satisfaction, with all of the following requirements:

          1. Franchisee shall submit a site plan to Hooters of America, including a footprint of the proposed building, and architectural, kitchen and signage drawings for approval by Hooters of America. Franchisee, at its option, may use any architect or engineer currently used by Hooters of America to prepare detailed plans and specifications for the Construction of the Hooters Restaurant;

          2. Franchisee shall use a qualified general contractor or construction supervisor to oversee the Construction of the Restaurant and completion of all improvements, and Franchisee shall submit to Hooters of America a statement identifying the general contractor or construction supervisor; and

          3. Franchisee shall obtain all licenses, permits and certifications required for lawful construction and operation of the Hooters Restaurant including, without limitation, building, zoning', access, parking, driveway access, sign permits and licenses, and shall certify in writing to Hooters of America that all such permits, licenses and certifications have been obtained. Franchisee shall obtain all health, life safety, alcoholic and other permits and licenses required for operation of the Restaurant and shall certify that all such permits and licenses have been obtained prior to the Opening Date.

          4. Franchisee shall cause such Construction to be performed only in accordance with the site plan, and plans and specifications, approved by Hooters of America, and no changes will be made to said approved plans and specifications, or the design thereof, or any of the materials used therein, or to interior and exterior colors thereof, without the express written consent of Hooters of America.

     H. Prior to Franchisee's opening of the Franchised Business to the public, Franchisee and/or up to four (4) management personnel of Franchisee (or, if Franchisee is a corporation or partnership, a principal of Franchisee) shall complete to Hooters of America's satisfaction the management training program offered by Hooters of America. At Hooters of America's option, key personnel subsequently employed by Franchisee shall also complete to Hooters of Americas satisfaction, the management training program. Hooters of America may, at its discretion, make available additional training programs, seminars, as well as refresher courses to Franchisee and/or Franchisee's designated individual (s) from time to time. Hooters of America may, at any time, discontinue management training and decline to certify Franchisee and/or Franchisee's designated individuals) who fail to demonstrate an understanding of the management training acceptable to Hooters, of America. If Franchisee or Franchisee's designated individual's management training is discontinued by Hooters of America, Franchisee shall have thirty (30) days to present an alternative acceptable candidate for management training to Franchisor. If Franchisee's new candidate does not adequately complete the management training, then Hooters of America has the option of terminating this Agreement. Hooters of America shall provide instructors and training materials for all required training programs; and Franchisee or its employees shall be responsible for all other expenses incurred by Franchisee or its employees in connection with any training programs, including, without limitation, the cost of transportation, lodging, meals, and wages. Franchisor offers training resources if as described below,, to assist franchisees at their restaurant location for hourly employees. All jump starters shall be deemed employees of the Franchisee during the period(s) of service to the Franchisee, as herein provided. Franchisee shall give Franchisor not less than thirty (30) days notice of when training should begin. In order for training to begin, Franchisee shall have received a Certificate of Occupancy and Health Department approval for the building, and all refrigeration, kitchen and cooking equipment shall be functioning.

Pre-Opening Training (FIRST UNIT)

Prior to the opening of Franchisee's first Restaurant unit hereunder, Franchisor shall furnish the following training assistance, upon not less than thirty (30) days prior written notice received by Franchisor from Franchisee:

opening coordinator (one)

               An opening coordinator. for five days of training prior to opening. Franchisor is responsible for all costs of the opening coordinator.

Certified front-of-house trainers (up to four, as designated by Hooters of America)

               Front-of-house trainers, whose compensation shall be paid by Franchisor, shall be furnished for five days of training prior to opening.

Back-of-house trainers (up to two, as designated by Hooters of America)

               Back-of-house trainers, whose compensation shall be paid by Franchisor, shall be furnished for five days of training prior to opening.

Jumpstarters (up to six, as requested by Franchisee)

               Franchisor, at Franchisee's request, may furnish up to six jumpstarters to actually work in the restaurant commencing on opening day. Waitress jumpstarters work for the prevailing local wage rates and customer's tips. Franchisee shall guarantee such jumpstarters $45. 00 minimum total compensation (including tips) for lunch and $65.00 minimum total compensation (including tips) for dinner, as such minimum total compensation may be increased by Franchisor, from time to time, with prior written notice to Franchisee. Franchisee shall pay cook jumpstarters $75.00 per shift, as such minimum total compensation may be increased by Franchisor, from time to time, with prior written notice to Franchisee. It is contemplated that such jumpstarters shall normally work in the Restaurant during the first seven days after opening.

               Costs shall include: travel costs, per them and lodging costs for all trainers and jumpstarters, which shall be borne by Franchisee. Travel within 400 miles of a Franchisor restaurant is by automobile and drivers are paid $0.20 cents per mile. Travel further than 400 miles is by commercial airline with tickets booked to minimize fares, subject to availability. Per them is currently $20.00 per day. Lodging rates can be negotiated locally at Franchisee's discretion; however, lodging shall be selected and designated by Franchisee with consideration for safety, security, cleanliness and proximity to the Restaurant. The above stated rates may be changed by Franchisor, from time to time, upon prior written notice to Franchisee.

Pre-opening Training (SECOND OR ADDITIONAL UNITS FOR A FRANCHISEE, IF PERMITTED PURSUANT TO THIS FRANCHISE AGREEMENT)

               Prior to the opening of Franchisees second or additional units hereunder, Franchisor shall furnish the following training assistance, upon not less than thirty (30) days prior written notice received by Franchisor from Franchisee:

               Franchisor shall furnish an opening coordinator for five days for training prior to opening. Franchisor shall pay for the travel, lodging, per them and compensation of the opening coordinator.

               Prior to the time Franchisee opens its second or any additional Restaurant units, Franchisee shall cause key employees from the first unit of the Franchisee to be trained as certified trainers in accordance with the Manuals. Franchisee's certified trainers and junpstarters shall then conduct the training of new employees in the second or additional units.

               Franchisee shall be responsible for the compensation, travel, lodging and per them of their certified trainers and jumpstarters utilized in opening the second or additional units.

     J. Franchisee shall use the Restaurant premises solely for the operation of the Franchised Business; keep the business open and in normal operation for a minimum of seven (7) days a week, fifty-two (52) weeks per year, during hours from 11:30 a.m. to 12:00 midnight Monday through Thursday, 11:30 a.m. to 1:00 a.m. Friday and Saturday and from 1:00 p.m. to 10:00 p.m. on Sundays, except Thanksgiving and Christmas. Such minimum hours and days of operation may be changed as Hooters of America may from time to time specify in the Manual or as Hooters of America may otherwise approve in writing (subject to local ordinances or lease restrictions, if any) ; and refrain from using or permitting the use of the premises for any other purpose or activity at any time without first obtaining the written consent of Hooters of America. Franchisee shall not locate or permit to be located on or about the Hooters Restaurant premises any slot machines or gambling devices, or coin-operated machine for vending of any merchandise, or entertainment devices, the playing of electronic or manual games or for any other similar purpose except as prescribed in the Manual or otherwise approved by Hooters of America in writing; nor shall Franchisee permit the sale of products or services not included in the Hooters System without Franchisor's prior express written consent, provided that Franchisor, in its sole discretion, may prescribe conditions under which such products or services may be sold.

     K. Franchisee shall maintain the Restaurant in a first class repair and condition, in accordance with all maintenance and operating standards set forth in the Manual. In connection therewith, Franchisee shall make such additions, alterations, repairs, and replacements thereto (but no others without Hooters of America's prior written consent) as may be required for that purpose, including, without limitation, such periodic repainting, repairing, and replacing of obsolete signs, fixtures, and furnishings as Hooters of America may reasonably direct.

     L. Franchisee agrees to display all signs and other promotional materials provided by Hooters of America, to the extent permitted by applicable codes, laws, ordinances, rules and regulations of all federal, state and local governmental authorities having jurisdiction over the Restaurant (hereinafter collectively the "Laws") . The color, size, design and location of said signs shall be as specified and/or approved by Hooters of America. Franchisee shall not place additional signs, posters or other decor items in, on, or about the Approved Location without the prior written consent of Hooters of America.

     M. Franchisee shall operate and maintain the Restaurant and all exterior areas at the Approved Location in a clean and neat manner.

     N. Franchisee shall, at Franchisee's sole expense, comply (or cause compliance of the Restaurant and the Approved Location) with all applicable Laws. Franchisor's standards may exceed the requirements of the Laws.

     0. At Hooters of America's request, which shall not be more often than once every three (3) years, Franchisee shall refurbish the Restaurant at its expense, to conform to the building design, trade dress, color schemes, and presentation of trademarks and service marks consistent with Hooters of America's designated image, including, without limitation, remodeling, redecoration, and modifications to existing improvements.

     P. Franchisee shall operate the Restaurant in strict conformity with such methods, standards, and specifications as Hooters of America may from time to time prescribe in the Manual or otherwise in writing, to maintain maximum efficiency and productivity and to insure that the highest degree of quality and service is uniformly maintained. Franchisee agrees:

          1. To maintain in sufficient supply, and use at all times, only such products, materials, supplies, ingredients, methods of preparation and service, weight and dimensions of products served, standards of cleanliness, health and sanitation and methods of service as conform to Hooters of America's standards and specifications; and to refrain from deviating therefrom by using non-conforming items or methods without Hooters of America's prior written consent;

          2. To purchase such equipment, supplies, or products as may be required by Hooters of America, for the appropriate handling and selling of any food or beverage products that become approved for offering in the Hooters System;

          3. To require clean uniforms conforming to such specifications as to color, design, etc. as Franchisor may designate, from time to time, to be worn by all of Franchisee's employees at all times while in attendance at the Restaurant, and to cause all employees to present a clean, neat appearance and render competent and courteous service to customers, as may be further detailed in the Manual;

          4. To permit Hooters of America or its agents, at any reasonable time, to remove from the Restaurant samples of items without payment therefor, in amounts reasonably necessary for testing by Hooters of America or an independent laboratory to determine whether said samples meet Hooters of America's then-current standards and specifications. In addition to any other remedies it may have under this Agreement, Hooters of America requires Franchisee to bear the cost of such testing if the supplier of the item has not previously been approved by Hooters of America, or if the sample fails to conform to Hooters of America's specifications;

          5. Not to install or permit to be installed on or about the Restaurant premises, without Hooters of America's prior written consent, any fixtures, furnishings, signs, equipment, or other improvements not previously approved as meeting Hooters of America's standards and specifications;

          6. To employ a sufficient number of employees and maintain sufficient inventories as necessary to operate the Restaurant at its maximum capacity as prescribed or approved by Hooters of America and to comply with all applicable Laws with respect to such employees.

         Franchisee further acknowledges that complete and detailed uniformity among Hooters Restaurants under varying conditions may be inadvisable, impractical or impossible and, accordingly, agrees that Hooters of America, at its sole discretion, may modify or vary aspects of the Hooters 'System 'with respect to any franchisee or group of franchisees based on (by way of example and not limitation) local site conditions, sales potential, demographics, competition, local business practices, or any other condition or circumstances that Hooters of America deems a reasonable basis for such variances. Franchisee further agrees that Hooters of America shall have no obligation to disclose or offer the same or similar variances to Franchisee.

     R. Franchisor reserves the right to require Franchisee to purchase designated proprietary items and products, and products bearing the Proprietary Marks, as specified in the Manuals from time to time, from Franchisor or its related or affiliated entities or from sources designated or approved by Franchisor, to the extent permitted by law.

     S. Hooters of America shall have the right to require that certain equipment, fixtures, furnishings, signs, supplies, and other products and materials required for the operation of the Restaurant be purchased solely from suppliers (including manufacturers, distributors, and other sources), who demonstrate, to the continuing reasonable satisfaction of Hooters of America, the ability to meet Hooters of America's then-current standards and specifications for such items; who possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably; and who have first been approved in writing by Hooters of America and not thereafter withdrawn from the approved supplier list. Such items shall be listed in the Manual, as well as in periodic bulletins and newsletters supplied by Hooters of America. If Franchisee desires to purchase any items from an unapproved supplier, Franchisee shall submit to Hooters of America a written request for Franchisor's consent to use such supplier, and have such supplier acknowledge in writing that Franchisee is an independent entity from Hooters of America and that Hooters of America is not liable for debts incurred by Franchisee. Hooters of America shall have the right to require that its representatives be permitted to inspect the supplier's facilities, and that samples from the supplier be delivered ' at Hooters of America's option, either to Hooters of America or to an independent laboratory designated by Hooters of America for testing. A charge not to exceed the reasonable cost of the inspection and the actual cost of the test shall be paid by Franchisee. Hooters of America may also require that the supplier comply with such other reasonable requirements as Hooters of America may deem appropriate, including payment of the cost of reasonable continuing inspection fees and administrative costs., Hooters of -America --reserves the right, following consent to use any supplier and at its option, to reinspect the facilities and products of any such supplier and to revoke its consent upon the supplier's failure to continue to meet any of Hooters of America's then-current criteria and standards. If, in providing services to Franchisee, any third party may obtain access to confidential information as defined in Section VIII. herein, Hooters of America may require, as a condition of approval of such provider, the execution of covenants of non-disclosure and non-competition in a form provided by Hooters of America.

     T. Franchisee -shall grant Hooters of America and its agents the right to enter upon the Restaurant premises at any reasonable time to inspect, photograph, audiotape or videotape the Restaurant, equipment, and operations therein to insure compliance with the provisions of this Agreement and the "Manual"; provided, that Hooters of America, in the exercise of such rights, shall utilize all reasonable efforts to prevent disruption or interference with the business of the Franchisee. Franchisee shall cooperate with Hooters of Americas representatives in such inspections by rendering such assistance as they nay reasonably request and shall enforce and comply with all inspection systems established by Franchisor from time to time; and, upon reasonable notice from Hooters of America or its agents, and without limiting Hooters of America's other rights under this Agreement, take such steps as may be necessary to correct immediately the deficiencies detected during any such inspection, including, without limitation, immediately desisting from the further use of any equipment, advertising materials, products, or supplies that do not conform with Hooters of America's then-current specifications, standards, or requirements.

     U. Franchisee shall not engage in any trade practice or other activity or sell any product or literature which Franchisor determines to be harmful to the goodwill or to reflect unfavorably on the reputation of Franchisee or Hooters of America, the Restaurant, or the products sold thereat; or which constitutes deceptive or unfair competition, or otherwise is in violation of any applicable laws.

  The above limitations are closely related to the restaurant image, purpose and marketing strategy of the Hooters System, and therefore any change therefrom would fundamentally change the nature of the business.

     V. Franchisee shall give Hooters of America advance written notice of Franchisee's intent to institute legal action against Hooters of America, specifying the basis for such proposed action, and shall grant Hooters of America thirty (30) days from receipt of said notice to cure the alleged act upon which such legal action is to be based.

     W.   During the term of this  Agreement,  except as  otherwise  approved in writing by Hooters of America, Franchisee and/or Franchisees designated manager must devote his or her full time, energy and best efforts to the management and operation of the Franchised Business.

     X. In any. real. property or equipment or trade fixture lease or financing that Franchisee executes in connection with the Franchised Restaurant, Franchisee shall include a provision approving Franchisor as transferee without any right to accelerate or to modify said lease or financing, and requiring the lessor or lender to send notice of any default by the Franchisee on said lease or financing to Franchisor at the address provided herein and to give Franchisor thirty (30) days from the date notice of default is delivered to Franchisor to cure said default. Franchisor is under no duty or obligation whatsoever to cure said default, but should Franchisor elect to cure said default, Franchisee agrees to re-pay and to indemnify Franchisor for any costs and expenses incurred by Franchisor in connection with the cure of said default upon demand by Franchisor.


VI.      PROPRIETARY MARKS

     A. Hooters of America represents with respect to the Proprietary Marks that:

          1. Pursuant to a license agreement originally dated July 21, 1984 and subsequently amended between Hooters of America and Hooters, Inc., a Florida corporation, Hooters of America has been granted the exclusive right to use and to license others to use the Proprietary Marks to establish Hooters restaurants in the United States, except in the following areas: Hillsboro, Pasco, Citrus, Hernando and Pinellas Counties, Florida, Dupage, Kane, Will, Lake, McHenry and Cook Counties, Illinois.

          2. Hooters of America has taken, shall take or cause to be taken all steps reasonably necessary to preserve and protect the ownership and validity of the Proprietary Marks.

          3. Hooters of America shall permit Franchisee and other franchisees to use the Proprietary Marks only in accordance with the Hooters System and the standards and specifications attendant thereto which underlie the goodwill associated with and symbolized by the Proprietary Marks.

     B. With respect to Franchisee's licensed use of the Proprietary Marks pursuant to this Agreement, Franchisee agrees that:

          1. Franchisee shall use only the Proprietary Marks designated by Hooters of America, and shall use them only in the manner authorized and permitted by Hooters of America. Franchisee's right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement, and any unauthorized use thereof shall constitute an infringement of Hooters of America's rights.

          2. Franchisee shall use the Proprietary Marks only for the operation of the Franchised Business and only at the Approved Location authorized hereunder, or in advertising for the business conducted at or from the Approved Location.

          3. Unless otherwise authorized or required by Hooters of America, Franchisee shall operate and advertise the ' Franchised Business only under the name "Hooters" without prefix or suffix, except to describe the location of their franchise. Franchisee shall not use the Proprietary Marks as part of its corporate or other legal name.

          4. During the term of this Agreement and any renewal hereof, Franchisee shall identify itself as the owner of the Franchised Business in conjunction with any use of the Proprietary Marks, including, but not limited to, on invoices, order forms, receipts, and contracts, as well as at such conspicuous locations on the premises of the Franchised Business as Hooters of America may designate in writing. The form and content of such identification shall comply with standards set forth in the Manual.

          5. Franchisee shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of Hooters of America.

          6. Franchisee shall file and maintain requisite trade name or fictitious name registrations as shall be required and directed by Franchisor and/or by law, and shall execute any documents deemed necessary by Hooters of America or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability.

          7. In the event that litigation involving the Proprietary Marks is instituted or threatened against Franchisee, Franchisee shall promptly notify Hooters of America and shall cooperate fully in defending or settling such litigation, as determined exclusively by Franchisor.

     C.   Franchisee-expressly understands and acknowledges that:

          1. As between the parties hereto, Hooters of America has the exclusive right and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them.

          2. The Proprietary Marks are valid, distinctive, and serve to identify Hooters of America as the source of the goods and services offered pursuant to those marks and by those who are authorized to operate under the Hooters System.

          3. Franchisee shall not directly or indirectly contest the validity, distinctiveness, the ownership or Hooters of America's right to license the Proprietary Marks.

          4. Franchisee's use of the Proprietary Marks pursuant to this Agreement does not give Franchisee any ownership interest or other interest in or to the Proprietary Marks, except the license granted by this Agreement. In the event Hooters substitutes different Proprietary Marks, Franchisee shall be responsible for the costs associated with such a change in connection with the Franchised Business.

          5. Any and all goodwill arising from Franchisee's use of the Proprietary Marks in its franchised operation under the Hooters System shall inure solely and exclusively to Hooters of America's benefit, and upon expiration or termination of this Agreement and the license herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the Hooters System or the Proprietary Marks.

          6. The right and license of the Proprietary Marks granted hereunder to Franchisee is nonexclusive, and Hooters of America thus has and retains the rights, among others:

               a. To use the Proprietary Marks itself in connection with selling products and services;

               b. To grant other licenses for the Proprietary Marks, in addition to those licenses already granted to existing franchisees; and

               c. To develop and establish other systems using similar Proprietary Marks, or any other proprietary marks, and to grant licenses or franchises thereto at any locations) whatsoever without providing any rights therein to Franchisee.

          7. Franchisee understands and acknowledges that Franchisor and Hooters, Inc. each has the unrestricted right to engage, directly or indirectly, through its or their employees, representatives, licensees, Assigns, agents and others, at wholesale, retail and otherwise., in the production, distribution and sale of products bearing the Proprietary Marks licensed hereunder or other names or marks, including without limitation, products included as part of the Hooters System. Franchisee shall not under any circumstances engage in any wholesale trade or sale of Hooters System products for resale.


VII.              HOOTERS OF AMERICA MANUALS

     A. In order to protect the reputation and goodwill of Hooters of America and to maintain high standards of operation under Hooters of America's Proprietary Marks, Franchisee shall conduct its business in accordance with this Agreement and Training manuals and/or Videotapes, described herein as the "Manuals" (one copy of which Franchisee shall acknowledge in writing upon receipt has been received on loan from Hooters of America for the term of this Agreement), other written directives which Hooters of America may issue to Franchisee from time to time whether or not such directives are made part of the Manuals, and any other manuals, videotapes, and materials created or approved for use in the operation of the Franchised Business by Franchisor, from time to time.

     B. Franchisee shall at all times treat the Manuals, any written directives of Hooters of America, any restaurant plans and specifications, and any other manuals created for or approved for use in the operation of the Franchised Business, and any supplements thereto, and the information contained therein, in trust and as confidential information, and shall use all reasonable efforts to maintain such information as secret and confidential. Franchisee shall not at any time copy, duplicate, record, or otherwise reproduce the foregoing materials, in whole or in part, nor otherwise make the same available to any unauthorized person.

     C. The Manuals, written directives', other manuals and materials, and any other confidential communications provided or approved by Hooters of America, shall at all times remain the sole property of Hooters of America and shall :it all times be kept and maintained in a secure place on the Restaurant premises.

     D. Hooters of America may from time to time revise the contents of the Manuals and the contents of any other manuals and materials created or approved for use in the operation of the Franchised Business, and Franchisee expressly agrees that each new or changed standard shall be deemed effective upon receipt by Franchisee or as specified in such standard.

     E. Franchisee shall at all times insure that its copy of the Manuals is kept current and up-to-date; and, in the event of any dispute as to the contents of the Manuals/ the master copy of the Manuals maintained by Hooters of America at Hooters of America's headquarters shall be controlling..

     F. Any suggestions Franchisee may have concerning the improvement of products, equipment, uniforms, restaurant facilities, service format and advertising are encouraged and shall be considered by Hooters of America when adopting or modifying the standards, specifications and procedures for the Hooters System.


VIII.             CONFIDENTIAL INFORMATION

     A. Franchisee shall strictly comply with the terms of the Confidentiality Agreement attached hereto and made a part hereof (hereinafter the "Confidentiality Agreement").

     B. At Hooters of America's request, Franchisee shall require its principals, managers and any other personnel having access to any confidential information from Hooters of America to execute and deliver the Confidentiality Agreement.

     C. Franchisee acknowledges that any failure to comply with the requirements of the Confidentiality Agreement or this Section VIII. shall cause Hooters of America irreparable injury, and Franchisee agrees to pay, in addition to other damages, all court costs and reasonable attorney's fees incurred by Hooters of America in obtaining specific performance of, or an injunction against violation of, the requirements of this Section VIII.


IX.      ACCOUNTING AND RECORDS

     A. Franchisee shall maintain during the term of this Agreement, and shall preserve for at least two (2) years from the dates of their preparation, full, complete, and accurate books, records, and accounts prepared in accordance with generally accepted accounting principles consistently applied and in the form and manner prescribed by Hooters of America from time to time in the Manuals or otherwise in writing.

     B. Franchisee shall submit to Hooters of America during the term of this Agreement, after the opening of the Hooters Restaurant, (a) a royalty report, on a four (4) week accounting period basis in the form prescribed by Hooters of America from time to time, accurately reflecting all Gross Sales during each preceding four week accounting period, and such other data or information as Hooters of America may require, from time to time, said report to be received by Franchisor within ten (10) days from the date of expiration of each such four
          (4)-week  accounting  period;  and (b)  profit  and  loss  statements, balance sheets and trial balances prepared in accordance with generally accepted accounting principles, consistently applied, for each accounting period, to be received by Franchisor within fifteen
          (15) days after the date of expiration of each period covered by the report, (c) copies of all tax returns relating to sales at the Hooters Restaurant to be received by Franchisor within ten (10) days of the end of the state sales tax reporting period, and (d) such other data or information as Hooters of America may require, from time to time.

     C. Franchisee shall, at its expense, provide to Hooters of America a profit and loss statement and balance sheet, accompanied by a review report certified by the President or Chief Financial Officer of Franchisee, within ninety (90) days after the end of each fiscal year of the Franchised Business during the term hereof, showing the results of operations of the Franchised Business during said fiscal year. Hooters of America also reserves the right to require Franchisee to 'have such review report prepared by an independent certified public accountant satisfactory to Hooters of America.

     D. Franchisee shall also submit to Hooters of America, for review or auditing, such other forms, reports, records, sales tax returns information, and data as Hooters of America may reasonably designate, in the forms and at the times and places reasonably required by Hooters of America, upon request and as specified from time to time in the Manuals or otherwise in writing. Franchisee shall provide to Hooters of America, or its designee, on forms designated for use by Hooters of America, reports of daily receipts, vendor purchases, payroll payments, and such other-forms, reports, records, and information as Hooter's of America may request from time to time. Franchisee shall also report all discounts" allowances and premiums received from vendors.

     E. Hooters of America or its designated agents shall have the right, at all reasonable times, to examine and copy, at Hooters of America's expense, the books, records, and tax returns of Franchisee and the Franchised Business. Hooters of America shall also have the right, at any time, to have an independent audit made of the books of the Franchised Business. If an inspection should reveal that any payments to Franchisor have been understated in any report to Hooters of America, then Franchisee shall immediately pay to Hooters of America the amount understated upon demand., in addition to interest on such amount from the date such amount was due until paid, at the Default Rate, calculated on a daily basis. If an inspection discloses an understatement in any payment to Franchisor of two percent (2%) or more, Franchisee shall, in addition, reimburse Hooters of America for any and all costs and expenses relating to the inspection (including, without limitation, travel, lodging and wage expenses and reasonable accounting and legal costs), and, at Franchisors discretion, submit audited financial statements prepared, at Franchisee' expense, by an independent certified public accountant satisfactory to Hooters of America. If an inspection discloses an understatement in any payment to Franchisor of four percent (4%) or more, such act or omission shall constitute grounds for immediate termination of this Agreement, as set forth in Section XIII. hereof. The foregoing remedies shall be in addition to any other remedies Hooters of America may have pursuant to this Agreement and as provided at law and in equity.

     F. Franchisee hereby grants permission to Hooters of America to release to Franchisee's landlord, lenders or prospective landlords or lenders! any financial and operational information relating to Franchisee and/or the Hooters Restaurant; however, Hooters of America has no obligation to do so.

     G. Franchisee shall follow and adhere to the daily accounting and reporting procedures as required by Hooters of America, from time to time, and shall purchase accounting and reporting equipment including, but not limited to, point of sale equipment as required by Hooters of America. The point of sale equipment to be used in the Hooters Restaurant shall possess several important features in order to facilitate the operation and internal accounting control of the Franchised Business. The hardware of the point of sale system shall contain the following, without limitation:

          1.   A highly sensitive keyboard for fast input;

          2. Controlled access to management functions such as item voids, sales reports, refunds and adjustments;

          3.   Remote printer to aid in the service of beer and wine;

          4.   Internal communication among cash registers;

          5.   Check printer to document the detail of all sales transactions;

          6. Capability to provide telecommunications to a central polling location; and

          7.   A hard copy slip printer for guest checks.

     Additionally, the software of the point of sale system shall contain the following, without limitation:

          1. Security key and password identification for each employee, allowing the point of sale system to provide detailed sales information for each employee;

          2. Detailed sales tracking ability including, but not limited to, hourly sales, department sales, customer counts, sales for the individual employees and accounting period to date sales information; and

          3. communication or polling ability for all sales information to be retrieved by Franchisee or Franchisor.


X.      ADVERTISING

Recognizing the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the Hooters System, the parties agree as follows:

     A. Hooters of America may, from time to time, provide to Franchisee, at Franchisee's expense, such advertising and promotional plans and materials as Hooters of America deems advisable for local advertising. Franchisee shall spend a minimum of three percent (3%) of Franchisee's Gross Sales. on local advertising and promotion annually. In the event that Hooters of America establishes a local/regional advertising cooperative, Franchisee will be required to spend one percent (1%) of the three percent (3%) local advertising expenditure on or through such advertising cooperative. In addition, Hooters of America may develop advertising programs for the promotion of the Proprietary Marks or merchandise offered at Hooters restaurants.

     B. Franchisee may undertake additional advertisement and promotion of the Restaurant at Franchisee's election. All advertising and promotion by Franchisee in any manner or medium shall conform to such standards and requirements as are specified by Hooters of America. Franchisee shall submit to Hooters of America for its prior written approval (except with respect to product prices to be charged) , samples of all advertising and promotional plans and materials that Franchisee desires to use and which have not been prepared or previously approved by Hooters of America. Franchisee shall display the Proprietary Marks in the manner prescribed by Hooters of America on all signs and all other advertising and promotional materials used in connection with the Franchised Business.

     C. Franchisee shall obtain listings and place advertisements in the white and yellow pages of local telephone directories, in the form, size and type of directories specified by Hooters of America.

     D. (a) Franchisee agrees to make continuing monthly contributions to the National Advertising Fund as required by Hooters of America in an amount equal to one percent (1%) of Franchisee's Gross Sales. Franchisee agrees that the National Advertising Fund shall be maintained and administered by Hooters of America, or its designee, on terms determined by Hooters of America -and that the Franchisor or its designee will direct all advertising and/or promotional programs with sole discretion over the concepts, materials and media used in such programs and the placement and allocation thereof. Franchisee acknowledges that the National Advertising Fund shall be used to maximize general public recognition and acceptance of the Proprietary Marks and all Hooters restaurants, and that Hooters of America is not obligated in administering the National Advertising Fund to undertake expenditures for Franchisee which are equivalent to Franchisee's contribution, or to ensure that any particular franchise owner benefits directly or pro rata from expenditures by the National Advertising Fee. Upon written request of --------- Franchisee, Hooters of America will furnish or cause to be furnished to Franchisee, not more than once annually, an accounting of receipts and disbursements of the National Advertising Fund.

          (b) The National Advertising Fund, all contributions thereto, and any earnings thereon, will be used exclusively to meet any and all costs of maintaining, administering, researching, directing, and preparing advertising and/or promotional activities.

          (c) All sums paid by the Franchisee to the National Advertising Fund will be maintained in an account separate from the other monies of the Franchisor, and will not be used to defray any of the Franchisor's expenses, except for such reasonable administrative costs and overhead as the Franchisor may incur in activities reasonably related to the administration or direction of the National Advertising Fund and advertising programs for the franchisees under the Hooters System. The National Advertising Fund will not otherwise inure to the benefit of the Franchisor. The Franchisor or its designee will maintain separate bookkeeping accounts for the National Advertising Fund.

          (d) It is anticipated that all contributions to and. earnings of the National Advertising Fund will be expended for advertising and/or promotional purposes during the taxable year within which the contributions and earnings are received. if, however, excess amounts remain in the National Advertising Fund at the end of such taxable year, all expenditures in the following taxable year(s) will be made first out of accumulated earnings from previous years, next out of earnings-in-the-current year, and finally from contributions.

          (e) The National Advertising Fund is not and will not be an asset of the Franchisor or its designee.

          (f) Although the National Advertising Fund is intended to be of perpetual duration, the Franchisor retains the right to terminate the National Advertising Fund. The National Advertising Fund will not be terminated, however, until all monies in the National Advertising Fund have been expended for advertising and/or promotional purposes or returned to contributors on the basis of their respective contributions.

     E. Franchisee is encouraged, although not required, to take part in promotional programs which may be developed by Hooters of America. However, Franchisee may be required to participate in cooperative advertising programs with certain suppliers or approved sources of goods. Franchisee shall have the right to sell its products and offer services at any price Franchisee may determine, and shall in no way be bound by any price which may be recommended or suggested by Hooters of America.


XI. INSURANCE

     A. Franchisee shall procure, or cause to be procured, prior to the commencement of any operations under this Agreement, and shall maintain, or cause to be maintained, in full force and effect at all times during the term of this Agreement, at Franchisee's expense, an insurance policy or policies insuring Franchisee and Hooters of America, and their respective officers, directors, shareholders, partners, and employees, as additional insured, against any demand or claim with respect to personal injury, death, or property damage, or any loss, liability, or expense whatsoever arising or occurring upon or in connection with the Franchised Business.

     B. Such policy or policies shall be written by an insurance company rated A-minus or better, in Class 10 or higher, by Best Insurance Ratings Service and satisfactory to Hooters of America in accordance with standards and specifications set forth in the Manuals or otherwise in writing, from time to time, and shall include, at a minimum (except as additional coverages and higher policy limits may be specified by Hooters of America from time to time), the following initial minimum coverage:

          1. (i) Commercial General Liability Insurance, including coverages for products-completed operations, contractual liability, personal and advertising injury, fire damage, medical expenses, and liquor liability, having a combined single limit for bodily injury and property damage of $1,000,000 per occurrence and $2,000,000 in the aggregate (except for fire damage and medical expense coverages, which may have different limits of not less than $50,000 for one fire and $5,000 for one person, respectively); plus (ii) non-owned automobile liability insurance and., if Franchisee owns f rents or identifies any vehicles with any Proprietary Mark or vehicles are used in connection with the operation of the Franchised Business, automobile liability coverage for owned, non-owned, scheduled and hired vehicles having limits for bodily injuries of $100,000 per person and $300,000 per accident, and property damage limits of $50,000 per occurrence; plus (iii) excess liability umbrella coverage for the general liability and automobile liability coverages in an amount of not less than $5,000,000 per occurrence and aggregate. All such coverages shall be on an occurrence basis and shall provide for waivers of subrogation.

          2. Franchisee shall also maintain comprehensive crime and blanket employee dishonesty insurance in an amount of not less than $100,000.

          3. All-risk property insurance, including theft and flood coverage (when applicable), written at replacement cost value covering the building, improvements, furniture, fixtures, equipment, food and beverage products. Coverage shall be written in a value which will cover not less than eighty (80%) percent of the replacement cost of the building and one hundred (100%) percent of the replacement cost of the contents of the building.

          4. Employer's Liability and Worker's compensation Insurance, as required by state law.

          5. Business interruption insurance of not less than Fifty Thousand Dollars ($50,000.00) per month for loss of income and other expenses with a limit of not less than six (6) months of coverage.

     C. Franchisee's obligation to obtain and maintain, or cause to be obtained and maintained, the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by Hooters of America, nor shall Franchisee's performance of that obligation relieve it of liability under the indemnity provisions set forth in Section XVIII of this Agreement.

     D. Prior to the opening of the Hooters Restaurant and thereafter at least thirty (30) days prior to the expiration of any such policy or policies, Franchisee shall deliver to Hooters of America certificates of insurance evidencing the proper coverage with limits not less than those required hereunder. All certificates shall expressly provide that not less than thirty (30) days prior written notice shall be given to Hooters of America in the event of material alteration to termination, non-renewal, or cancellation of, the coverages evidenced by such certificates.


XII.              TRANSFER OF INTEREST

     A.   Transfer by Hooters of America:

         Hooters of America shall have the right to transfer or assign all or any part of its rights or obligations herein to any person or legal entity.

     B.   Transfer by Franchisee:

          1. Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee, and that Hooters of America has granted this Agreement in reliance  on  information  provided  by  Franchisee  relating  to
               Franchisee's business skill, financial capacity, and personal character. Accordingly, Franchisee agrees that Hooters of America's express prior written consent shall be a necessary condition precedent to the sale, assignment, transfer, conveyance, gift, pledge, mortgage, encumbrance., or hypothecation of any of the following:


               a. any direct or indirect interest in this Agreement or the franchise and license granted hereunder;

               b. any direct or indirect interest in Franchisee, except that, if the Franchisee is a corporation, the interest of a stockholder may be transferred to another existing and approved shareholder of the corporation and, 'if the Franchisee is a 'partnership,,, the partnership interest of a partner may be transferred to another existing and approved partner of the partnership; and

               c. Restaurant, the Approved Location, or all or substantially all of the assets of the Franchised Business.

          2.Hooters  of  America,  in its  sole  discretion,  except  as  herein specifically provided, may withhold its consent to a transfer of any interest in Franchisee, this Agreement, or the franchise; provided, however, in all events, Hooters of America may, at its sole discretion, require any or all of the following as conditions of its approval:

               a. All of Franchisee's accrued monetary obligations and all other outstanding obligations to Hooters of America., its subsidiaries, and its affiliates shall have been satisfied;

               b. Franchisee shall have substantially complied with all of the terms and provisions of this Agreement, any amendment hereof or successor hereto, or any other agreements between the Franchisee and Hooters of America, its subsidiaries or affiliates and, at the time of transfer, shall not be in default thereof;

               c. The transferor shall have executed a general release under seal, in a form satisfactory to Hooters of America, of any and all claims against Hooters of America and its officers, directors', shareholders, and employees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state, and local laws, rules, and ordinances;

               d. The transferee (and, if the transferee is .other than an individual, such principals and/or owners of a beneficial interest in the transferee as Hooters of America may request) shall enter into a written assumption agreement, in a form satisfactory to Hooters of America, assuming and agreeing to discharge all of Franchisee's obligations under this Agreement and/or any new franchise agreement, as hereinafter provided;

               e. The transferee shall demonstrate to Hooters of America's satisfaction that the transferee meets Hooters of America's educational, managerial, and business standards; possesses a good moral character, business reputation, and credit rating; has the aptitude and ability to conduct the Franchised Business (as may be evidenced by prior related business experience or otherwise) ; and has adequate financial resources and capital to operate the Franchised Business.

               f. The transferee (and, if the transferee is other than an individual, such principals and/or owners of a beneficial interest in the transferee as Hooters of America may request) shall execute for a term ending on the expiration date of this Agreement and with such renewal term, if any, as may be provided by this Agreement, the standard form franchise agreement then being offered to new Hooters System franchisees and such other ancillary agreements as Hooters of America may require for the Franchised Business, which agreements shall supersede this Agreement in all respects and the terms of which agreements may differ from the terms of this Agreement, including, without limitation, a higher percentage royalty rate, advertising contribution, and service charge for goods; provided; however, that the transferee shall not be required to pay an initial franchise fee as provided in Section IV. A.;

               g. The transferee, at its expense, shall upgrade the Restaurant to conform to the then-current standards and specifications of the new entry Hooters System and shall complete the upgrading and other requirements within the time specified by Hooters of America;

               h. Franchisee shall remain liable for all of the obligations to Hooters of America in connection with the Franchised Business prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by Hooters of America to evidence such liability;

               i.   Franchisee   shall  agree  to  remain  obligated  under  the
                    covenants against competition of this Agreement as if this Agreement had been terminated-on-the-date of the-transfer..

               j. At the transferees expense, the transferee and, if applicable, the transferee's designated individual manager shall complete any training programs then in effect for franchisees upon such terms and conditions as Hooters of America may reasonably require;

               k. Except in the case of a transfer to a corporation wholly-owned by the Franchisee and formed for the convenience of ownership, transferee shall pay a transfer fee in an amount equal to twenty (20%) per cent of the then current initial franchise fee charged by Franchisor.

               l. The transferee shall agree to a sublease or to a transfer and assignment, and assumption of the lease of the Restaurant site for the original franchisee and shall obtain the landlord's approval if required prior to any transfer or sublease, if applicable.

               m. The Franchisee and the transferee shall execute and deliver a transfer agreement in the form attached hereto or the then current form of transfer agreement approved by the Franchisor.

          3. Franchisee acknowledges and agrees that each condition which must be met by the transferee is necessary to assure such transferee's full performance of the obligations hereunder.

          4. If the contract of sale between Franchisee and transferee provides for installment payments of the purchase price of any such sale of assets or stock of the Franchisee', the terms of any such transaction must be expressly preapproved in writing by Franchisor. Franchisee seller shall remain personally liable to Franchisor for payment of the Fees owed by the transferee until the installment payments of the purchase price and any related compensation or remuneration are paid and satisfied. Such installment payments, compensation and/or remuneration shall be subordinate to the Fees to be paid to Franchisor under the Franchise Agreement then if effect for the Restaurant.

     C.   Transfer to Franchisee's CorDoration:

Franchisee reserves the right to transfer and assign all of its right, title and interest under this Franchise Agreement relating to an Approved Location to a corporation or partnership owned and controlled by Franchisee, or shareholders of the Franchisee, and formed for the convenience of ownership and operation of the Restaurant, subject to compliance with the requirements otherwise set forth in this Agreement and the satisfaction of the following additional requirements as provided in (1) below to be delivered to Franchisor upon such transfer and assignment and, thereafter, upon request by Franchisor, from time to time:

          1. Franchisee or, if Franchisee is a corporation, the shareholders of Franchisee shall be and at all times shall remain the owner of a majority of the stock and a majority of the voting control of such corporation (or, if a partnership, the sole general partner and the owner of a majority of the partnership interests of said partnership);

          2. The transferee corporation or partnership shall comply, except as otherwise approved in writing by Franchisor, with the requirements set forth in Section V.B. throughout the term of this Agreement.

          3. Franchisee agrees to remain responsible and liable for the performance by Franchisee and such transferee corporation or partnership of all of the terms and provisions of this Franchise Agreement.


     D.   Right of First Refusal:

          1. The Franchisee and any party holding any interest in the Franchisee who desires to accept any bona fide offer from a third party to purchase such interest shall notify Hooters of America in writing of each such offer, and shall provide such information and documentation relating to the offer as Hooters of America may require, including a true copy of any such offer. Hooters of America shall have the right and option, exercisable within twenty (20) business days after receipt of such written notification, to send written notice to the seller that Hooters of America intends to purchase the seller's interest on the same terms and conditions offered by the third party. To enable
               Hooters of America to determine whether it will exercise its option, Franchisee and the seller shall provide such information and documentation, including financial statements, as Hooters of America may require. In the event that Hooters of America elects to purchase the seller's interest, closing on such purchase must occur within ninety -(90)---days-,from the-date-of-notice-to-the seller of the election to purchase by Hooters of America. Failure of Hooters of America to exercise the option afforded by this
               Section XII-D. shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section XII., with respect to a proposed transfer. Any change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Hooters of America as in the case of an initial offer.

          2. In the event the consideration, terms, and/or conditions offered by a third party are such that Hooters of America nay not reasonably be required to furnish the same consideration, terms, and/or conditions, then Hooters of America may purchase the interest in the Franchised Business proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on the cash consideration, an independent appraiser experienced in appraising business similar to the Restaurant shall be designated by Hooters of America, and determination by such appraiser shall be conclusive and binding on all parties.

     E.   Transfer Upon Death or Mental Incompetency:

Upon the death or mental incompetency of the Franchisee or any person with an interest or beneficial interest in the Franchise, the executor, administrator, or personal representative of such person shall transfer within one (1) year after such death or mental incompetency such interest to an existing approved shareholder of Franchisee, or to a third party approved by Hooters of America, which approval shall not be unreasonably withheld. Mental incompetency, for purposes of this Franchise Agreement, shall mean the appointment of a guardian for the subject party by a court of competent jurisdiction. Such transfers, including, without limitation, transfers by devise or inheritance, shall be subject to the same conditions as any inter vivos transfer. However, in the case of transfer by devise or inheritance, if the heirs or beneficiaries of any such person are unable to satisfy the conditions in this Section XII. within said one
(1) year period, Hooters of America may terminate this Agreement or may exercise its option to purchase the Hooters Restaurant at fair market value, as determined by an independent appraiser designated by Hooters of America which determination by such appraiser shall be conclusive and binding on all parties.


     F.   "Interim--operation--of-the-Restaurant:

Pending assignment, upon the death of Franchisee or its operating principal, or in the event of any temporary or permanent mental or physical disability of Franchisee or its operating principal, a manager shall be employed for the operation of the Restaurant who has successfully completed Franchisor's training courses to operate the Restaurant for the account of Franchisee. If after the death or disability of Franchisee or the operating principal of Franchisee the Restaurant is not being managed by such trained manager, Hooters of America is authorized to appoint a manager to maintain the operation of the Restaurant until an approved assignee will be able to assume the management and operation of the Restaurant, but ih no event f or a period exceeding one (1) year without the approval of Franchisee, the personal representative of Franchisee, or Franchisee's successor in interest; such manager shall be deemed an employee of the Franchisee. All funds from the operation of the Restaurant during the period of management by such appointed or approved manager shall be kept in a separate fund and all expenses of the Restaurant, including compensation of such manager, other costs and travel and living expenses of such appointed or approved manager (the "Management Expenses") , shall be charged to such fund. As compensation for the management services provided, in addition to the Fees due hereunder, Hooters of America shall charge such fund the full amount of the direct expenses incurred by Hooters of America during such period of management for and on behalf of Franchisee ' provided that Hooters of America shall only have a duty to utilize reasonable efforts and shall not be liable to Franchisee or its owners for any debts, losses or obligations incurred by the Restaurant, or to any creditor of Franchisee for any merchandise, materials, supplies or services purchased by the Restaurant during any period in which it is managed by a Hooters of America-appointed or approved manager.

     G.   Non-Waiver of Claims:

Neither Hooters of America's consent to any proposed transfer of any interest in the franchise granted herein, nor Hooters of America's failure to exercise its option to purchase any interest of a seller, shall be deemed to constitute a waiver of any claims it may have-against the transferring party or entity, nor shall it be deemed a waiver of Hooters of America's right to demand exact compliance with any of the terms of this Agreement by any transferor or transferee, any future rights or options of Hooters of America, or any provision of this Agreement.


XIII.             DEFAULT AND TERMINATION

     A. Franchisee shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Franchisee, upon the occurrence of any of the following events:

          1.   If  Franchisee   shall  become   insolvent  or  makes  a  general
               assignment for the benefit of creditors;

          2. If a petition in bankruptcy is filed or a case in bankruptcy is commenced by Franchisee, or against Franchisee and is not opposed by Franchisee;

          3. If Franchisee is adjudicated as bankrupt or becomes insolvent, in Franchisor's reasonable determination, which shall mean any one or more of the following conditions that appertain - to
               Franchisee: (i) The fair value of its property is less than the amount required to pay all of its indebtedness, including contingent debts; (ii) The present fair saleable value of its owned property is less than the amount that will be required to pay all of its existing indebtedness as such becomes absolute and matured; (iii) Franchisee is unable to pay all of its indebtedness as such indebtedness matures, or (iv) Franchisee's capital is insufficient to carry on its business transactions and all business transactions in which it is about to engage.

          4. If a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee,

          5. If a receiver or other custodian (permanent or temporary) of the Restaurant, Franchisee, or Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction;

          6. If proceedings for a composition with creditors under any state or federal law should be instituted by or against Franchisee;

          7.   If a final judgment  remains  unsatisfied or of record for thirty
               (30) days or longer (unless supersedes bond is filed) ; or if Franchisee is dissolved;

          8.   If execution is levied against Franchisee's business or property;

          9. If any real or personal property of Franchisee's Restaurant shall be sold after levy thereupon by any sheriff., marshal, or constable;

          10. If Franchisee (or, if Franchisee is a corporation or partnership, any principal of Franchisee) is convicted of or pleads nolo contenders to a felony, fraud, sale of illegal drugs, a crime involving moral turpitude or any other crime that is directly related to Franchisee's conduct of the Franchised Business, or any other crime that Hooters of America determines to have an adverse effect on the Restaurant, the Hooters System, the Proprietary Marks, the goodwill associated therewith, or Hooters of America's interest therein;

          11. If, in violation of the terms of Sections VII. or VIII. hereof, or the Confidentiality Agreement, Franchisee, its principals, representatives, agents or employees disclose or divulge the contents of the Manuals or other confidential information provided to Franchisee by Hooters of America, or if Franchisee maintains false books or records, or submits any false reports to Hooters of America;

          12.  If  any   inspection  of   Franchisee's   records   discloses  an
               understatement of payments due Hooters of America of four percent (4%) or more;

          13. If Franchisee or any principal of Franchisee is convicted in a court of competent jurisdiction of an indictable offense punishable by a term of imprisonment in excess of one (1) year that is directly related to the business conducted pursuant to this Agreement;

          14. If Franchisee's alternate candidate for management training shall not adequately complete such management training program, after either Franchisee or Franchisees designated individual previously failed to complete adequately the management training;

          15. If an approved transfer is not effected within the time set forth in Section XII.E. hereof, following Franchisee's or the principal of Franchisee's death or mental incompetency;

          16. Except as otherwise provided in this Franchise Agreement, if Franchisee at any time ceases to operate or otherwise abandons the Franchised Business, or otherwise forfeits the right to do or transact business in the jurisdiction where the Restaurant is located; or

          17. In the event of the gross negligence or willful breach of this Franchise Agreement by the Franchisee, or any of the principals of the Franchisee, in the breach of any of the covenants of the Franchisee contained in this Agreement.

     B. Except as provided in Sections XIII.A., XIII.C. and XIII.D. of this Agreement, Franchisee shall have five (5) days after its receipt from Hooters of America of a written notice of termination within which to remedy any default hereunder (or, if the default cannot reasonably be cured within such five (5) days, to initiate within that time substantial and continuing action to cure the default), and to provide evidence thereof to Hooters of America. If any such default is not cured within that time (or, if appropriate, substantial and continuing action, in continuity, to cure the default is not initiated within that time), or such longer period as provided herein or as applicable law may require, this Agreement shall terminate with reference to such Approved Location(s) wherein said default shall occur without further notice to Franchisee effective immediately upon expiration of the five
          (5) day period or such longer period as applicable law may require. Franchisee shall be in default hereunder for any failure to comply with any of the requirements imposed by this Agreement or the Manuals, as it may from time to time reasonably be supplemented, or to carry out the terms of this Agreement. Such defaults shall include, without limitation, the occurrence of any of the following events:

          1. If Franchisee fails, refuses, or neglects promptly to pay when due any monies owing to Hooters of America or its subsidiaries or affiliates, the National Advertising Fee or to submit the financial or other information required by Hooters of America under this Agreement, or makes any false statements in connection therewith;

          2. If Franchisee sells unauthorized products or products not meeting Franchisor's specifications;

          3.   If  Franchisee   fails  to  maintain  any  of  the  standards  or
               procedures prescribed by Hooters of -America in this - Agreement, the Manuals, or otherwise in writing; or

          4. If Franchisee fails to maintain the character and nature of the Restaurant through alteration of the product selection, product restrictions, image, design or inventory.

     C. Except as provided in Sections XIII.A., XIII.B. and XIII.D. of this Agreement, Franchisee shall have ten (10) days after its receipt from Hooters of America of a written notice of termination within which to remedy any default hereunder (or, if the default cannot reasonably be cured within such ten (10) days, to initiate within that time substantial and continuing action to cure the default), and to provide evidence thereof to Hooters of America. If any such default is not cured within that time (or, if appropriate, substantial and continuing action in continuity to cure the default is not initiated within that time) , or such longer period as applicable law may require, this Agreement shall terminate with reference to such Approved Location(s) wherein said default shall occur without further notice to Franchisee effective immediately upon expiration of the ten (10) day period or such longer period as applicable law may require. Franchisee shall be in default hereunder for any failure to comply with any of the requirements imposed by this Agreement or the Manuals, as it may from time to time reasonably be supplemented, or to carry out the terms of this Agreement in good faith. Such defaults shall include, without limitation, the occurrence of any of the following events:


          1.   If a threat or danger to public health or safety results from the
               maintenance  or  operation  of  the   Restaurant   which  is  not
               immediately corrected by Franchisee;

          2. If Franchisee or any partner of or shareholder in Franchisee purports to transfer any rights or obligations under this Agreement or any interest in Franchisee to any third party without Hooters of America's prior written consent, contrary to the terms of Section XII. of this Agreement;

          3.   If  Franchisee  fails to comply  with the  in-term  covenants  in
               Section XV.B. hereof or fails to obtain execution of the covenants required under Section VIII.B. or Section XV.I. hereof; or

          4.   If  Franchisee,  after  curing a default  pursuant  to 'Section -
               XIII. C. hereof , commits the " same - act - of default two additional times within one (1) year of the initial act of default.

     D. Except as provided in Sections XIII.A., XIII.B. and XIII.C. of this Agreement, Franchisee shall have thirty (30) days after its receipt from Hooters of America of a written notice of termination within which to remedy any default hereunder (or, if the default cannot reasonably be cured within such thirty (30) days, to initiate within that time substantial and continuing action to cure the default), and to provide evidence thereof to Hooters of America. If any such default is not cured within that time (or, if appropriate, substantial and continuing action to cure the default is not initiated within that time) ' or such longer period as applicable law -may require, this Agreement shall terminate with reference to such Approved Location(s) wherein said default shall occur without further not-ice to Franchisee effective immediately upon expiration of the thirty (30) day period or such longer period as applicable law may require. Franchisee shall be in default hereunder for any failure to comply with any of the requirements imposed by this Agreement or the Manuals, as it may from time to time reasonably be supplemented, or to carry out the terms of this Agreement in good faith. Such defaults shall include, without limitation, the occurrence of any of the following events:

          1.   If  Franchisee's   alcoholic   beverage  license  is  revoked  or
               suspended for any reason;

          2. If Franchisee misuses or makes any unauthorized use of the Proprietary Marks or otherwise materially impairs the goodwill associated therewith or Hooters of America's rights therein;

          3. If Franchisee engages in any business or markets any service or product under a name or mark which, in Hooters of America's opinion, is confusingly similar to the Proprietary Marks or the Hooters System;

          4. If Franchisee, by act or omission, commits or permits a violation of any terms and provisions of this Franchise Agreement not specifically addressed in this Section, or of any law, ordinance, rule or regulation of a governmental agency, in the absence of a good faith dispute over its application or legality and without promptly resorting to an appropriate administrative or judicial forum for relief therefrom;

          5. If Franchisee fails to a maintain a responsible credit rating by failing to make prompt payment of undisputed bills, invoices and statements from suppliers of goods and services to the Hooters Restaurant;

          6. If Franchisee, without the prior written consent of Hooters of America, enters into a management agreement or consulting arrangement relating to the Hooters Restaurant with any person or with an entity not wholly owned by Franchisee;

          7. If Franchisee defaults under a lease for or relating to the Restaurant, or under any mortgage, chattel mortgage, conditional bills of sale, title retention contracts or security agreements of every kind or character, and does not cure such default within any grace period provided by the lease or security instrument; or

          8. If Franchisee fails to pay on a timely basis its taxes or other governmental charges, rent., lease payments, or payments to suppliers, contractors, or trade creditors.

          9. If the current liabilities of Franchisee exceed the current assets of Franchisee, as shown on any balance sheet of Franchisee furnished to the Franchisor; provided that a default of this nature must be cured within the original thirty (30) day cure period, and its cure may be effected solely by delivery of (i) an audited or unaudited balance sheet of Franchisee, dated as of the end of the month preceding the last day of the cure period, demonstrating that the current assets of Franchisee exceed the current liabilities of Franchisee, and (ii) a written certification, executed by the chief executive officer and the chief accounting officer of Franchisee, that the balance sheet is accurate and that as of the date of the certification, Franchisee's current assets exceed its current liabilities.

     E. Any and all claims (except for monies due Franchisor) arising out of or related to the offer, sale, negotiation, administration and termination of this Agreement, or the relationship between or among the parties hereto, shall be barred unless an action at law or in equity is properly filed in a court of competent jurisdiction within one (1) year from the date Franchisee or Franchisor knows or should have known of the fact giving- -rise -to -such- -claim except -to -the
          - extent any applicable 'law or statute provides for a shorter period of time to bring a claim.

XIV. OBLIGATIONS UPON TERMINATION OR EXPIRATION Upon termination or expiration of this Agreement, all rights granted hereunder to Franchisee shall forthwith terminate, and:

     A. Franchisee shall immediately cease to operate the business franchised under this Agreement ' and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of Hooters of America.

     B. Franchisee shall immediately and permanently cease to use, in any manner whatsoever, any confidential methods, procedures and techniques associated with the Hooters System; the Proprietary Mark "Hooters"; or all other Proprietary Marks and distinctive forms, slogans, signs, symbols, and devices associated with the Hooters System. In particular, Franchisee shall cease to use, without limitation, all signs, advertising materials, displays, stationery, forms, and any other articles which display the Proprietary Marks; provided, however, that this Section XIV.B. shall not apply to the operation by Franchisee of any other franchise under the Hooters System which may be separately and independently granted by Hooters of America to Franchisee.

     C. Franchisee shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains the mark "Hooters" or any other service mark or trademark of Hooters of
          America, and Franchisee shall furnish Hooters of America with confirmation that this obligation has been fulfilled within thirty
          (30) days after termination or expiration of this Agreement.

     D. Franchisee agrees, in the event it continues to operate or subsequently begins to operate any other business, not to use any reproduction, counterfeit, copy, or colorable imitation of the Proprietary Marks, either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake, or deception, or which is likely to dilute Hooters of America's rights in and to the Proprietary Marks, and further agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Hooters of America or the Hooters, System.

     E. Franchisee shall promptly pay to Franchisor (a) all sums owing to Hooters of America and its subsidiaries and affiliates accrued through the effective date of termination following performance by the Franchisee of the provisions of Section XIV, and (b) an amount equal to the Fee payable by Franchisee for the thirteen (13) four (4)-week periods prior to the date of notice by Franchisor to Franchisee of termination of this Agreement (or if this Agreement is terminated prior to the expiration of thirteen (13) four (4)-week periods, then the amount of such Fees payable by Franchisee projected to said thirteen (13) four (4)-week periods], and (c) all costs and expenses, including reasonable attorney's fees, incurred by Hooters of America as a result of the default, which obligation, until paid in full ' shall be and constitute a lien in favor of Hooters of America against any and all cf the personal property, furnishings, equipment, signs, fixtures inventory and assets owned by Franchisee and on the premises operated hereunder at the time of default. The Franchisor and the Franchisee specifically acknowledge and agree that the damage to Franchisor from Franchisee's default hereunder would be difficult or impossible to accurately determine, and that the sums payable by Franchisee to Franchisor, as herein provided, are a reasonable estimate of Franchisor's damages and does not constitute a penalty.

     F. Franchisee shall pay to Hooters of America all damages, costs, and expenses, including reasonable attorney's fees, , incurred by Hooters of America in obtaining injunctive or other relief for the enforcement of any provisions of Section XIV.

     G. Franchisee shall immediately deliver to Hooters of America all manuals, including the Manuals, records, files, instructions, correspondence,. all materials related to operating the Franchised Business, including, without limitation, brochures, agreements, invoices, and any and all other materials relating to the operation of the Franchised Business in Franchisee's possession, and all copies thereof (all of which are acknowledged to be Hooters of America's property), and shall retain no copy or record of any of the foregoing, except Franchisee's copy of this Agreement and of any correspondence between the parties and any other documents which Franchisee reasonably needs for compliance with any provision of law.

     H. Within ten (10) days from the date of termination of this Agreement, Franchisee and Hooters of America shall arrange f or an, inventory - to --be - made, -at -- Hooters- of America's cost if required by Hooters of America, of all of the assets of the Restaurant, including without limitation resalable merchandise, decor package, signs, and any items containing the Proprietary Marks related to the operation of the Restaurant. Hooters of America shall have the option to purchase from Franchisee any or all such items at fair market value, as determined by an independent appraiser designated by Hooters of America, which determination by such appraiser shall be conclusive and binding on all parties; such option may be exercised by Hooters of America within thirty (30) days from the date of receipt of such appraisal, for closing of purchase and sale within thirty (30) days from the date of exercise of such option.

XV.               COVENANTS

     A. Franchisee covenants that during the term of this Agreement, except as otherwise approved in writing by Hooters of America, Franchisee shall devote his full time, energy, and best efforts to the management and operation of the Franchised Business hereunder.

     B. Franchisee specifically acknowledges that, pursuant to this Agreement, Franchisee will receive valuable specialized training and confidential information, including, without limitation, information regarding the operational, sales, promotional and marketing methods and techniques of Hooters of America and the Hooters System. Franchisee covenants that, during the term of this Agreement'. except as otherwise approved in writing by Hooters of America, Franchisee shall not, either directly or indirectly, for itself, or through, on behalf of ' or in conjunction with, any person, persons, or legal entity, employ or seek to employ any person who is at that tin ' e employed by Hooters of America or by any other franchisee or affiliate of Hooters of America, or otherwise directly or indirectly induce such person to leave his or her employment.

     C. Franchisee covenants that, except as otherwise approved in writing by Hooters of America, Franchisee shall not, during the term of this Agreement and for a continuous uninterrupted period commencing upon the expiration or termination of this Agreement, regardless of the cause for termination, and continuing for two (2) years thereafter, either directly or indirectly for itself, or through, on behalf of, or in conjunction with, any person! persons, or legal entity, own, maintain, operate, engage in, be employed by, or have any interest in any restaurant business featuring female sex appeal, with similar decor or similar menu items to Hooters restaurants within a five (5) mile radius of the restaurant location designated hereunder, or within a five (5) mile radius of any other Hooters Restaurant in existence or planned as of the time of termination or expiration of this Agreement, as identified in the Franchise Offering Circular of Hooters of America in effect as of the date of expiration or termination of this Agreement.

     D. Section XV.C. shall not apply to ownership by Franchisee of less than a five percent (5%) beneficial interest in the outstanding equity securities of any publicly held corporation.

     E. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section XV. is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision in a proceeding to which Hooters of America is a party, Franchisee expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section XV.

     F. Franchisee understands and acknowledges that Hooters of America shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Sections XV.B. and XV.C. of this Agreement, or any portion thereof, without Franchisee's consent, effective immediately upon receipt by Franchisee of written notice thereof; and Franchisee agrees that it shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XX. hereof.

     G. Franchisee expressly agrees that the existence of any claims it may have against Hooters of America, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Hooters of America of the covenants in this Section XV. Franchisee agrees to pay all damages, costs and expenses (including reasonable attorney's fees) incurred by Hooters of America in connection with the enforcement of this Section XV.

     H. Franchisee acknowledges that Franchisee's violation of the terms of this Section XV. would result in irreparable injury to Hooters of America for which no adequate remedy 'at, law may be available, and Franchisee accordingly consents to the issuance of an injunction prohibiting any conduct by Franchisee in violation of the terms of this Section XV and waives any requirement for the posting of any bond(s) relating thereto.

     I. At Hooters of America's request, Franchisee shall require and obtain execution of covenants set forth in this Section XV. (including covenants applicable upon the termination of a person's relationship with Franchisee) from any or all of the following persons: (1) all principals of Franchisee (if Franchisee is a corporation or partnership), all managers of Franchisee, and any other personnel employed by Franchisee who have received or will receive training in the Hooters System; (2) all officers, directors, and holders of a beneficial interest of five percent (5%) or more of the securities or ownership of Franchisee, and of any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation; and (3) the general partners and any limited partners (including any corporation, and the officers, directors, and holders of a beneficial interest of five percent (5%) or more of the securities of any corporation which controls, directly or indirectly, any general or limited partner), if Franchisee is a partnership. Every covenant required by this Section XV.I. shall be in a form and substance satisfactory to Hooters of America, including, without limitation. specific identification of Hooters of America as a third party beneficiary of such covenants with the independent right to enforce such covenants. Failure by Franchisee to obtain execution of a covenant required by this Section XV.I. shall constitute a default under Section XIII.B. hereof.

XVI.              TAXES, PERMITS, AND INDEBTEDNESS

     A. Franchisee shall promptly pay when due all taxes levied or assessed, including, without limitation, unemployment and sales taxes, and all accounts and other indebtedness of every kind incurred by Franchisee in the conduct of the business franchised under this Agreement. Franchisee shall pay to Hooters of America an amount equal to any sales tax, gross receipts tax, or similar tax (other than income tax, or similar tax) imposed on Hooters of America with respect to any payments to Hooters of America required under this Agreement, unless the tax is credited against income tax otherwise payable by Hooters of America.

     B. In the event of any bona fide dispute as to Franchisee's liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or-indebtedness-in-accordance-with procedures-of-the taxing authority or applicable law; however, in no event shall Franchisee permit a tax sale or seizure by levy or execution or similar writ or warrant, or attachment by a creditor, to occur against the premises of the Franchised Business, or any improvements thereon.

     C. Franchisee shall comply with all federal, state, and local laws, rules and regulations, and shall timely obtain any and all permits, certificates, or licenses necessary for the full and proper conduct of the business franchised under this Agreement, including, without limitation, licenses to do business, fictitious name registrations, sales tax permits, and fire and liability insurance.

     D. Franchisee shall notify Hooters of America in writing within five (5) days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which adversely affects or relates to the operation or financial condition of the Franchised Business.

XVII.             INDEPENDENT CONTRACTOR

     A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between the parties hereto or any affiliated or related parties or entities; that Franchisee is an independent contractor; and that nothing in this agreement is intended to constitute either party as an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

     B.   During  the  term  of  this  Agreement  and  any  extensions   hereof,
          Franchisee shall hold itself out to the public as an independent contractor operating the business pursuant to a franchise from Hooters of America. Franchisee agrees to take such action as may be necessary to do so, including, without limitation, exhibiting a notice of that fact in a conspicuous place in the franchised premises, the content and form of which Hooters of America reserves the right to specify.

     C. It is understood and agreed that nothing in this Agreement authorizes Franchisee, and Franchisee shall have no authority, to make any contract, agreement, warranty, or representation on behalf of Hooters of America, or to incur - any debt or other obligation in Hooters of America's name; and that Hooters of America -shall -in --no -event assume -,liability for, or- be deemed liable hereunder or thereunder as a result of any such action; nor shall Hooters of America be liable by reason of any act or omission of Franchisee in its conduct of the Franchised Business or for any claim or judgment arising therefrom against Franchisee or Hooters of America.


XVIII.            INDEMNIFICATION

     A. As used in this Section, the phrase "losses and expenses" shall include without limitation, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, lost profits, attorneys, fees, accountants' fees, expert witness fees, expenses, court costs, settlement amounts" judgments, compensation for damages to Hooters of America's reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space, and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds', compensation, public notices and other such amounts incurred in connection with the matters described.

     B. Franchisee shall, at all times, indemnify and hold harmless to the fullest extent permitted by law Hooters of America, its corporate affiliates, successors and assigns and the respective directors, officers, employees, agents and representatives of each (collectively, the "Indemnities") from all losses and expenses incurred in connection with any action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal) , or any settlement thereof (whether or not a formal proceeding or action has been instituted) which arises out of or is based upon Franchisee's acquisition, construction, renovation, financing, management and operation of the Franchised Business, including, without limitation, any of the following:

          1. Franchisee's violation, breach or asserted violation or breach of any contract, federal state or local law, regulation, rule, order, standard, or directive or of any industry standard;

          2.   Libel, slander or any other form of defamation by Franchisee;

          3. Franchisee's violation or breach of any warranty, representation, agreement or obligation in this Agreement;

     A.   Acts,  errors  or  omissions  of  Franchisee  or any  of  its  agents,
          servants,    employees,    contractors,    partners,   affiliates   or
          representatives.

This indemnification shall include cases alleging the negligence of any Indemnitee, including, without limitation, negligence in the supervision and inspection of the Franchised Business, the training of a Restaurant employee, and the specification of System standards, but excluding any case in which the Indemnitee is determined by a court of competent jurisdiction to have engaged in gross negligence or willful misconduct. The indemnification set forth in this Section shall survive the termination of this Agreement.

     C. Franchisee shall promptly notify Hooters of America of any action, suit, proceeding, claim, demand, inquiry or investigation as described in Section XVIII.B. If Hooters of America is or may be named as a party in any such action, Hooters of America may elect (but under no circumstances will be obligated) to undertake the defense and/or settlement thereof, at the cost and expense of Franchisee. No such undertaking by Hooters of America shall, in any manner or form, diminish Franchisee's obligation to indemnify Hooters of America and to hold it harmless.

     D. With respect to any action, suit, proceeding, claim, demand, inquiry or investigation, Hooters of America may, at any time and without notice, in order to protect persons or property or the reputation or goodwill of Hooters of America or others, order, consent or agree to any settlement or take any remedial or corrective action as Hooters of America deems expedient, if, in Hooters of America's sole judgment, there are reasonable grounds to believe that:

          1. any of the acts or circumstances enumerated in Section XVIII.B. have occurred;.-or

          2. any act, error, or omission of Franchisee may result directly in or indirectly in damage, injury or harm to any person or any property.

     E. All losses and expenses incurred under this Section XVIII. shall be chargeable to and paid by Franchisee pursuant to its obligations of indemnity hereunder.

     F. Under no circumstances shall the Indemnities be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against Franchisee. Franchisee agrees that the failure to pursue such recovery or mitigate loss shall in no way reduce the amounts recoverable by the Indemnities from Franchisee.

     G. The Indemnities assume no liability whatsoever for any acts, errors, or omissions of any persons with whom Franchisee may contract, regardless of the purpose. Franchisee shall hold harmless and indemnify the Indemnities and each of them for all losses and expenses that may arise out of any acts, errors or omissions of such third parties with whom Franchisee may contract.

XIX.     APPROVALS AND WAIVERS

     A. Whenever this Agreement requires the prior approval or consent of Hooters of America, Franchisee shall make a timely written request to Hooters of America therefor, and such approval or consent shall be obtained in writing.

     B. Hooters of America makes no warranties or guarantees upon which Franchisee may rely, and assumes no liability or obligation to Franchisee, by providing any waiver, approval, consent, or suggestion to Franchisee or in connection with any consent, or by reason of any neglect, delay, or denial of any request therefor.

     C. No failure of Hooters of America to exercise any power reserved to it in this Agreement, or to insist upon compliance by Franchisee with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Hooters of America's rights to demand exact compliance with any of the terms of this Agreement. Waiver by Hooters of America of any particular default shall not affect or impair Hooters of America's right with respect to any subsequent default of the same or of a different nature; nor shall any delay, forbearance, or omission by Hooters of America to exercise any power or right arising out of any breach or default by Franchisee of any of the terms, provisions, or covenants of this Agreement affect or impair Hooters of America's rights; nor shall such constitute a waiver by Hooters of America of any rights hereunder or rights to declare any subsequent breach or default.

  XX.             NOTICES

  Any and all notices required or permitted under this Agreement shall be in writing and shall be personally -delivered ... or-mailed by certified, registered or express mail, return receipt requested, or by overnight delivery service, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

  Notices to Hooters of America:

   Hooters of America, Inc.
   4501 Circle 75 Parkway
   Suite E-5110
   Atlanta, Georgia 30339
   Attention: Franchise Department

  With Copy To:

  A. J. Block, Jr., Esq.
  Fine and Block
  2060 Mt.  Paran Road, N.W.
  Atlanta, Georgia 30327

  Notices to Franchisee:

  Butterwings of Wisconsin, Inc. c/o Harvey L. Temkin 1st
  Wisconsin Plaza 1 South Pinckney Street
  Madison, Wisconsin 53701-1497

                  Any notice by certified, registered or express mail, or overnight delivery service, shall be deemed to have been given at the earlier of the date and time of receipt or refusal of receipt or, if by mail, three (3) business days after being deposited in the United States mail.

XXI.              ENTIRE AGREEMENT

This Agreement, the documents referred to herein, and the attachments hereto, if any, constitute the entire, full, and complete Agreement between Hooters of America and Franchisee concerning the subject matter hereof, and supersede all prior agreements. Except for those acts permitted to be made unilaterally by Hooters of America hereunder, no amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.


XXII.             SEVERABILITY AND CONSTRUCTION

     A. Except as expressly provided to the contrary herein, each -portion, --section, -part,---term- and/or 'provision of this Agreement shall be considered severable; and if, for any reason, a portion, section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise valid and enforceable; and the latter shall continue to be given full force and effect and bind the parties hereof; and said invalid portions, sections, parts, and/or provisions shall be deemed not to be a part of this Agreement.

     B. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisee, Hooters of America, Hooters of America's officers, directors, and employees, and such of Franchisee's and Hooters of America's respective successors and assigns as may be contemplated (and, as to Franchisee, permitted) by Section XII. hereof, any rights or remedies under or by reason of this Agreement.

     C. Franchisee expressly agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final, decision in a proceeding to which Hooters of America is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

     D. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

     E. All references herein to the masculine, neuter, or singular shall be construed to include the -masculine, feminine, neuter, or plural, where applicable; and all acknowledgments, promises, covenants, agreements, and obligations herein made or undertaken by Franchisee shall be deemed jointly and severally undertaken by all those executing this Agreement on behalf of Franchisee.

     F. This Agreement may be executed in several counterparts, and each copy so executed shall be deemed an original.


XXIII.            FORCE MAJEURE

Except for monetary obligations hereunder, or as otherwise specifically provided in this Franchise Agreement, if either party to this Agreement shall be delayed or hindered in or prevented from the performance of any act required under this Agreement by reason of strikes, lock-outs, labor troubles, inability to procure materials., failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or other causes beyond the reasonable control of the party required to perform such work or act under the terms of this Agreement not the fault of such party, then performance of such act shall be excused for the period of the delay, but in no event to exceed ninety (90) days from the stated time periods as set forth in Article I of this Franchise Agreement.


XXIV.             APPLICABLE LAW

     A. This Agreement takes effect upon its acceptance and execution by Hooters of America as its principal office in the State of Georgia, and shall be interpreted and construed under the laws of the State of Georgia which laws shall prevail in the event of any conflict of law.


     B. The parties agree that any action brought by either party against the other in any court, whether federal or state, may, at the option of Hooters of America., be brought within the State of Georgia in the judicial circuit or district in which Hooters of America has its principal place of business and Franchisee does hereby agree to and submit to such jurisdiction and does hereby waive all questions of personal Jurisdiction or venue for the purpose of carrying out this provision.

     C. No right or remedy conferred upon or reserved to Hooters of America or Franchisee by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

     D. Nothing herein contained shall bar Hooters of America's right to obtain injunctive relief against threatened conduct that shall cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.


XXV.              ACKNOWLEDGMENTS

     A. Franchisee acknowledges that it has conducted an independent investigation of the Franchised Business, and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of Franchisee as an independent businessperson. Hooters of America expressly disclaims the making of, and Franchisee acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

     B. Franchisee acknowledges that it received a copy of the complete Hooters of America, Inc. Franchise Agreement, the Attachments thereto, and agreements relating thereto, if any, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that it received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions concerning Franchising and Business Opportunity Ventures" at least ten
          (10) business days prior to the date on which this Agreement was executed.

     C. Franchisee acknowledges that it has read and understood this Agreement, the Attachments hereto, and any agreements relating thereto, and that Franchisee has been advised by a representative of Hooters of America to consult with an attorney or advisor of Franchisee's own choosing about the potential benefits and risks of entering into this Agreement prior to its execution.

     D. Franchisee acknowledges that any statements, oral or written, by Hooters of America or its agents preceding the execution of this Agreement were for informational purposes only and do not constitute any representation or warranty by Hooters of America. The only representations, warranties and obligations of Hooters of America are those specifically set forth in this Agreement. Franchisee must not rely on, and the parties do not intend to be bound by, any statement or representation not contained herein.

     E. Franchisee acknowledges that Hooters of America will not provide or designate locations for Franchisee, will not provide financial assistance to Franchisee, and has made no representation that it will buy back from Franchisee any products, supplies or equipment purchased by Franchisee in connection with the Franchised Business. F.
          Franch'isee, and each party executing Exhibit "All hereto, acknowledges that Hooters of America, itself or through any officer, director, employee or agent, has not made, and Franchisee has not received or relied upon, any oral or written, visual, express or implied information, representations, assurances, warranties, guarantees, inducements, promises or agreements concerning the actual, average, projected or forecasted franchise sales, revenues, profits, earnings or likelihood of success that Franchisee might expect to achieve from operating the Franchised Business, except as set forth in the Franchise Offering Circular reviewed by Franchisee or its representatives and except as follows, (if no exceptions, please initial:

                      Initials:/WJ


IN WITNESS WHEREOF, the parties hereto have duly executed, and delivered this Agreement on the day and year first above written.

                                   FRANCHISEE:
                            BUTTERWINGS OF WISCONSIN
  By: )
  Attest            Kenneth B. Drost
                    T i t 1 e



                                   FRANCHISOR:

                            HOOTERS OF AMERICA, INC.


   Attest
       By:      Robert H. Brooks
                Title: President





                                   EXHIBIT "A"


           WHEREAS, the undersigned are the majority shareholders of the Franchisee (hereinafter jointly and severally, referred to collectively as the "Undersigned"), as designated in the foregoing Franchise Agreement; and

           WHEREAS, as a condition to and in consideration of Franchisor entering into said Franchise Agreement with Franchisee ' Franchisor has required that the Undersigned guarantee the performance by the Franchisee of all of the non-monetary covenants and agreements of the Franchisee contained in the Franchise Agreement (the "NonMonetark Covenants") , together with the monetary covenants and agreements of the Franchisee ("Monetary Covenants") contained in the Franchise Agreement (hereinafter collectively referred to as the "Covenants"),

           NOW, THEREFORE, in consideration of $10.00, the entering into of the Franchise Agreement by the Franchisor, and other good and valuable considerations paid or delivered to the Undersigned, the receipt and sufficiency of which are herewith acknowledged by the Undersigned hereby agrees as follows:

           I. The Undersigned guarantees the due and punctual payment when due of Monetary Covenants and the due and punctual performance of the Non-Monetary Covenants. The Undersigned agrees that, with reference to the Monetary Covenants, this guarantee is a guarantee of payment and not of collection, and that the obligations of the Undersigned are primary, absolute, and unconditional and, without impairing or releasing or affecting the obligations of the Undersigned hereunder, and without notice to or consent of the Undersigned, the Franchisor may: (a) amend or modify in any respect the Franchise Agreement, and (b) extend or waive any time for Franchisee's or any other person's or entity's performance of or compliance with any term, 'covenant or -agreement to be performed or observed under the Franchise Agreement, or waive such performance or compliance or consent to a failure of or departure from such performance or compliance, and (c) take any action under or with respect to the Franchise Agreement in the exercise of any remedy, power or privilege contained therein or available to the franchiser at law, in equity, or otherwise, or waive or refrain from exercising any such remedies! powers or privileges. The Undersigned hereby waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Franchisor to proceed with respect to the Covenants or any other' party before proceeding against, or as a condition to proceeding against the Undersigned hereunder.

         2. The Undersigned hereby subordinates all obligations of Franchisee to the Undersigned under any note, agreement, contract, guaranty or accommodation claim or right of action, and any other obligations of Franchisee to the Undersigned, however and whenever created, arising or evidenced, whether direct or indirect, absolute, contingent, or otherwise, now or hereafter arising, or due or to become due, to the Covenants.

         3. This agreement shall be construed and enforced in accordance with the laws of the State of Georgia, and shall be binding upon and shall inure to the benefit of the legal representatives, successors, and permitted transfers and assigns of the parties hereto.

         IN WITNESS WHEREOF, the undersigned party or pasties has (or have) hereunto set his/their hand(s) and seal(s) this_____day of October, 1993.

                            CONFIDENTIALITY AGREEMENT


        THIS AGREEMENT is made and entered into as of_____ 1993 by and between HOOTERS OF AMERICA, INC. ("Franchisor") , a Georgia corporation, and Butterwings of Wisconsin, Inc. a Wisconsin corporation ("Franchisee"). Franchisor and Franchisee are concurrently entering into a Franchise Agreement dated of even date herewith (or have heretofore entered into such Franchise Agreement) (the "Franchise Agreement"), the terms (including definitions) of which are hereby incorporated by reference. In case of any inconsistency between any term of the Franchise Agreement and this Agreement, this Agreement shall control. In consideration of the mutual promises of the parties set forth in the Franchise Agreement, and of Franchisor's disclosures to Franchisee of certain confidential, proprietary documents and information in reliance upon this Agreement, it is agreed as follows:

         1. Franchisor owns the Hooters System, and has the right to franchise it, including the reproduction and distribution of confidential information relating thereto. All tangible things which Franchisor has marked "Confidential" (or with words to similar effect) prior to their loan to Franchisee, collectively with their content, "Confidential Materials" are covered by this Agreement. All such Confidential Materials shall remain the property of Franchisor, and are (unless they bear copyright notices) unpublished works nonetheless protected under the U. S. Copyright Act. Confidential Materials include, but are not limited to the following particularly sensitive documents and things (as they may be revised or supplemented by Franchisor from time to time hereafter) : (a) the Marketing Manual; (b) the Promotions Management Manual; (c) the Concept Overview Manual; and (d) all other Hooters System Manuals, including those on the subjects of Franchise Operations, Employee Relations, Finance and Administration, Field Operations, Purchasing and Marketing and other documentation.

         2. Franchisee shall hold and cause Confidential Materials to be held -in -the -strictest --confidence, following instructions published from time to time in the System Manuals for preserving their confidentiality, and maintaining at least the same level of security for them as it maintains for its own most confidential business information. Franchisee shall take appropriate precautions to insure that access to Confidential Materials is limited to authorized Franchisee personnel (and with Franchisor's prior written consent, contractors) who have first signed a confidentiality agreement in the form attached as Exhibit A, and shall then permit access only on a need-to-know basis. Franchisee shall maintain a separate file for such confidentiality agreements, and shall make such file available for inspection and copying by Franchisor, upon written or oral request.

Confidentiality Agreement
Page -2-


         3. Neither the Franchisee nor any of its officers, directors, partners! employees, agents, independent contractors or affiliates, or any other persons or organizations over which Franchisee has control (collectively, the "Obligors") , shall directly or indirectly use, disclose, copy, reproduce or duplicate all or any part of the Confidential Materials for any purpose not associated with complying with the Franchisee's duties under the Franchise Agreement, or disseminate, loan, assign, reveal or disclose all - or any part of the Confidential Materials to any person or organization not licensed or affiliated with Franchisor unless with the express prior written consent of Franchisor. Additional copies or reprints of Confidential Materials may be obtained only from Franchisor, if needed. If Franchisor permits Franchisee to cause derivative works to be prepared from Confidential Materials (for example, architectural and construction plans) , such works shall be created as a work-made-f or hire (if by an independent contractor, under a written agreement so stipulating) and Franchisee shall at the conclusion of such work assign all copyrights therein to Franchisor (including, without limitation, f irst publication rights and the right to make copies) .

         4. If Franchisee is licensed to use any proprietary computer programs of Franchisor, Obligors shall not attempt to translate, decompile, decode, modify, merge or otherwise alter the object code of such programs.

         5. Franchisee shall use its best efforts to collect all copies of Confidential Materials from each employee and independent contractor permitted access to them, at or prior to termination of such employment or retention. Upon termination of the Franchise (or earlier as requested by Franchisor) , Franchisee shall return to Franchisor at Franchisee's expense or destroy (as Franchisor directs) any or all copies of Confidential Materials, and all other tangible things containing information from or otherwise derived from such Confidential Materials, then in Franchisee's-actual-or constructive possession.

         6. In the event that any obligor shall breach this Agreement, or the separately signed Confidentiality Agreement in the form of Exhibit A, or in the event that such breach appears to be imminent', Franchisor shall be entitled to all legal and equitable remedies afforded by law as a consequence of such breach or imminent breach, and may, in addition to any and all other forms of relief, recover from the breaching obligor all reasonable costs and attorney's fees incurred by Franchisor in seeking any such remedy. Franchisee acknowledges that Confidential Materials contain Franchisor's commercially valuable trade secrets and that

  Confidentiality Agreement
  Page -3-



unauthorized use or disclosure of all or any part of them would cause great and irreparable injury, for which there may be no adequate remedy at law.

         7. While some of the information contained in the Confidential Materials may already be known by Franchisee or its personnel or be in the public domain, Franchisee acknowledges that the compilation of that information in Confidential Materials has cost Franchisor great effort and expense, and affords the persons to whom the Confidential Materials are disclosed, including the Obligors, a competitive advantage over persons who do not know the information or have the compilation contained in the Confidential Materials. Franchisee and the Obligors shall be liable for damages sustained by Franchisor as a result of willful or negligent publication or dissemination of the Confidential Materials or any information contained therein by Obligors to whom Franchisee has disclosed Confidential Materials. The burden of proof shall be on the party opposed to Franchisor in any claim that the Confidential Materials or any information contained therein in the form presented is not confidential or secret.

     8. This Agreement shall remain in effect from the above date until the Term expires or otherwise terminates, and thereafter for the lesser of five (5) years or the longest time permitted by applicable law. Confidential Material describing a food or beverage recipe, list of ingredients, and preparation and serving instructions shall remain secret and confidential forever, unless Franchisor causes the same to be disclosed without a secrecy obligation from the discloses. It shall be binding upon the parties hereto and upon their respective executors, administrators, legal representatives, heirs, successors and assigns.

         9. This Agreement shall be governed for all purposes by the laws-of-the-State-of Georgia. If-any provision of this Agreement is declared void, or otherwise unenforceable, such provision shall be deemed to have been severed from this Agreement, which shall otherwise remain in full force and effect.

     10. Any Franchisee notice, consent request or the like shall be in writing and shall be sent via first class United States mail or by any courier service having receipted delivery, to Franchisor at 4501 Circle 75 Parkway, Suite E-5110, Atlanta, Georgia 30339, Attention President, or to such other address or persons as Franchisor shall advise the undersigned in writing from time to time. Notice to or consent from an officer of Franchisor shall be sufficient.

Confidentiality Agreement
Page -4



        The undersigned acknowledges and agrees that it has read the foregoing, understands all of its obligations under this Agreement, is duly authorized to sign this Agreement, is willing to receive and use the Confidential Materials in full compliance with the terms of this Agreement, and that this Agreement does not require the signatures of officers of Franchisor.

THE UNDERSIGNED
BUTTERWINGS OF WISCONSIN, INC.
         ADDRESS:

c/o Harvey L. Temkin 1st Wisconsin Plaza 1 South Pinckney Street
Madison, Wisconsin 53701-1497



By:


Title:

Date:

                                   EXHIBIT "A"



                            CONFIDENTIALITY AGREEMENT



         I, an employee/independent contractor of ("Employer"), in order to induce disclosure to the Employer of certain confidential, proprietary documents and information ("Confidential Materials") owned or licensed by Hooters of America, Inc.
        --------, represent and warrant to Employer and that:

                  I understand that written or otherwise recorded Confidential Materials remain the property of HOA and are (Unless they bear copyright notices) unpublished works nonetheless protected under the U.S. Copyright Act, which include valuable HOA trade secrets and confidential information. I further understand that HOA has made and will continue to make substantial investments in developing Confidential Materials, which can be recouped only if HOA's proprietary rights are honored, and that any unauthorized use or disclosure by me or all or any part of the Confidential Materials would cause HOA great and irreparable injury.

         2. I acknowledge that all tangible things which HOA has marked "Confidential" (or with words to similar effect) prior to their loan to Employer, are Confidential Materials covered by this Confidentiality Agreement, and that the following (as they may be revised or supplemented by HOA from time to time) are particularly sensitive: (a) the Marketing Manual; (b) the Promotions Management Manual; (c) the Concept Overview Manual; and (d) all other HOA System Manuals, including those on the subject of Franchise operations, Employee Relations Finance and Administration, Field operations, Purchasing and Marketing and other documentation.

     3. I promise that I will use Confidential Materials and information contained therein only at places designated by Employer, in furtherance of Employer's business, and pursuant to Employer's direction. I will not (except as Employer properly directs) copy all or any part of Confidential Materials, or transfer or loan to any other person any Confidential materials which are entrusted to me. If Employer directs me to create works derived from Confidential Materials (for example, architectural and construction plans) , such works shall be deemed works-made-f or hire and Employer shall own all copyrights in such works, subject to its obligations to assign such rights to HOA.

     4. If my employment by Employer terminates or I am no longer assigned to work with Confidential Materials, I will promptly surrender to Employer all copies of Confidential Materials and any notes, memoranda and the like concerning or derived from them, which are then in my possession or control.

     5. I will not disclose all or any part of Confidential Materials or information contained therein to any person who is not also employed (directly or as an independent contractor) by Employer, and then only pursuant to Employers' directions.

     6. If I am granted access to any Confidential Materials which are computer programs, I will not attempt to translate, decompile, decode, modify, merge or otherwise alter the object code of such programs.

         7. My obligation to preserve the confidentiality of Confidential Materials and information contained therein will continue for the longest term permitted by applicable law after termination of my employment by Employer, even if that termination is wrongful, but in no event less than five (5) years. understand that this is not an employment agreement of any kind. I understand further that Confidential Material describing a food or beverage recipe, list of ingredients, and preparation and serving instructions shall remain secret and confidential forever, unless HOA causes the same to be disclosed without a secrecy obligation form the discloses.

         8. If a dispute arises as to whether particular information in Confidential Materials ' used or disclosed by me in violation of this Agreement, is confidential information or a trade secret, I agree that I shall bear the burden of proving that I knew the information prior to first disclosure to like of the Confidential Materials containing it, that it or the Confidential Materials first became publicly known through no wrongful act on my part, or that I independently developed it without reference to any Confidential Materials.

         9. I shall be liable to HOA for damages caused by my willful or negligent use or disclosure of Confidential Materials or information contained therein, in violation of this Agreement.

     10. This Agreement shall be governed for all purposes by the laws of the State of Georgia, and shall be construed to maximize protection for HOA's rights in the Confidential Materials. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed, and the balance of the Agreement shall remain in full force and effect.

 Dated:


 Signature


(Typed or Printed Name)



 Address:








Signature
(Typed or Printed Name)
Address:


Signature
(Typed or Printed Name)
Address:

                               WISCONSIN ADDENDUM



        THIS ADDENDUM is made and entered into 19 93, between Hooters Of America, Inc., a Georgia corporation ('Franchisor") and ' BUTTERWINGS OF WISCONSIN, Inc. ('Franchisee"). This Addendum relates to that certain Franchise Agreement, dated of even date herewith, and any Option Addendum, dated of even date herewith, between the parties.

        IN CONSIDERATION of the mutual promises and covenants herein contained, and to induce Franchisee to enter into the Franchise Agreement with Franchisor, and to comply with certain statutory and administrative requirements applicable to franchises sold subject to Wisconsin law, the parties agree as follows:

        I . Notwithstanding Section XIII. of the Franchise Agreement, to the extent any of the provisions regarding notice of termination or change in dealership are in conflict with Section 135.04 of the Wisconsin Fair Dealership Law, the Wisconsin law shall be controlling.

        2. Notwithstanding Section XXI. of the Franchise Agreement, and Section 15 of the Option Addendum, if any, this Addendum shall not be merged with or into, or superseded by the Franchise Agreement. In the event of any conflict between the Franchise Agreement or the Option Addendum and this Addendum, this Addendum shall be controlling. Except as expressly set forth herein, no other amendments or modifications of the Franchise Agreement or the Option Addendum are intended or made by the parties.

        IN WITNESS WHEREOF, the parties hereto have duly executed, and delivered this Addendum on the day and year first above written.

FRANCHISOR:

HOOTERS OF AMERICA, INC.

By:

Attest Robert H. Brooks

Title: President

FRANCHISEE:
WMRWINGS OF WISOCNSIN, INC.


By:
Attest

                                 OPTION ADDENDUM


                THIS ADDENDUM (the "Option") is made and entered into as of the day of _____, 1993, between HOOTERS OF AMERICA, INC., a Georgia corporation with its principal office at 4501 Circle 75 Parkway, Suite E-5110, Atlanta, Georgia 30339 (hereinafter referred to as "Franchisor" or "Hooters of America") and BUTTERWINGS OF WISCONSIN, INC., a corporation incorporated in the State of Wisconsin (hereinafter referred to as "Franchisee").

                                   WITNESSETH:

         WHEREAS, Franchisee has purchased a Hooters of America, Inc. franchise contemporaneously herewith for the development and operation of an Approved Location pursuant to and as identified in the Franchisor's Franchise Agreement of even date herewith (the "Franchise Agreement"), and

         WHEREAS, Franchisee desires to secure an option for the development and operation of four (4) additional Hooters of America, Inc. franchised locations, within a specified period of time and geographical area as defined in this Option (the "Territory") (hereinafter collectively referred to as the "Locations" and singularly as the "Location") and for a specified additional franchise fee, which fee shall be Seventy Five Thousand ($75,000) Dollars per Location, and

         WHEREAS, Franchisor desires to grant such an option to Franchisee.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

         1. Grant of Qption Subject to the terms and conditions set forth herein, Franchisor grants to Franchisee, and Franchisee accepts, an exclusive option to develop and operate four (4) additional Location(s) within the Territory, subject to the terms and conditions of this option and the Franchise Agreement.

     2. Franchise Fees for Optioned Location. The additional franchise fee to be charged and collected by the Franchisor in connection with each additional Location approved by the Franchisor pursuant to this Option shall be Seventy-Five Thousand ($75,000) Dollars.

     3. Option Fee., In consideration for Franchisor's granting the within option to Franchisee, Franchisee shall pay to Franchisor the sum of Ten Thousand ($1 0,000) Dollars for each Location optioned to Franchisee hereby, or the total amount of Forty ($40,000), which sum shall be due in full upon the execution of this Agreement and shall be deemed fully earned when paid in consideration of the Franchisor's granting the within option(s). This Option Fee is not refundable in whole or in part, except as otherwise provided in the Franchise Agreement.

     4. Time Periods. The option to develop and open additional LOGation(s) in the Territory, to the extent granted hereby, may be exercised by Franchisee at any time for construction and opening within the following time period(s):

Additional Restaurant No.,-- Time Period (In Months) For
Execution of This Agreement

1                    Under Construction within 12 months
                     and open within 15 months

2                    Open within 21 months

3                    Open within 27 months

4                    Open within 33 months

                  Nothing contained in this paragraph shall grant, create or extend the rights granted to the Franchisee in Paragraph 1 hereof.

     5. Optioned Franchise Territgriaa. The Location(s) optioned hereby shall be located within that certain geographic area delineated in Exhibit "All to this Agreement, either by a map or written description.

     6. Exercise of Option. Any option granted hereunder shall be exercised in the following manner:

                  (a) Prior to the expiration of each of the option time(s) specified hereunder, Franchisee shall serve upon Franchisor a written notice of exercise the option(s) granted hereunder, accompanied by payment for such Locations(s) by certified check or bank draft made payable to the order of the Franchisor in the amount of Sixty-Five Thousand ($65,000) Dollars for each Location, and designation of a proposed site for approval by the Franchisor in accordance with the provisions of this Option.

                  (b) If Franchisee shall fail to perform any of the acts or fail to deliver the notice required pursuant to the provisions of sub-section
(a) in a timely fashion, such failure shall be deemed an election by Franchisee not to exercise its option rights hereunder, and such failure shall cause all of Franchisee's said option rights as provided in this Option to lapse and expire, in which event all Option Fees paid to Franchisor hereunder shall be retained by the Franchisor as consideration for this Option.

                  (c) Provided that Franchisee shall exercise the Franchisee's option in the form and manner herein described and upon approval of a Location(s) by the Franchisor in accordance with the provisions of Paragraph 8 of this Option, the Franchisor shall deliver to Franchisee an addendum to the Franchise Agreement designating such Location(s) as an Approved Location, as defined in the Franchise Agreement in the form attached hereto as Exhibit "Bit, or in the then current form approved by Franchisor (the "Addendum"), which Addendum shall be executed and delivered by the Franchisee to the Franchisor within ten (10) business days from receipt of such Addendum from the Franchisor subject and pursuant to the terms of the Franchise Agreement.

                  (d) As to each Approved Location and upon execution and delivery of the Addendum relating to said Approved Location, the Franchisee shall be bound by all of the terms, conditions, requirements and duties imposed by the Franchise Agreement, which Franchise Agreement shall govern the parties and preempt this Agreement with reference to such Approved Location.

     7. Conditions Precedent. Franchisee's right to exercise its opt-ion to develop and operate a Location(s) pursuant to this option is conditioned upon Franchisee's fulfillment of each and all of the following conditions precedent:

     (a) At the time of Franchisee's exercise of said option, Franchisee shall have fully performed and otherwise be in compliance with all of the Franchisee's obligations under the Franchise Agreement and under all other agreements which may then be in effect between Franchisor (and its affiliates and subsidiaries, if any) and Franchisee.

     (b) Franchisee shall not be in default of any provision of the Franchise Agreement, and the amendments thereto or any replacement thereof, or any other agreement with Franchisor, its subsidiaries and affiliates (if any) and shall have complied with all the terms and conditions of such agreements during the terms thereof.

     (c) Franchisee shall have submitted to the Franchisor a proposed site for such Location(s) and shall have obtained the approval of the Franchisor to such site, or any alternative site, within sixty (60) days from the date of notice from the Franchisee, as provided in Paragraph 6(a).

     (d) Butterwings of California, Inc. shall not be in default of any provision of the Franchise Agreement between Franchisor and Butterwings of California, Inc. dated (the "California Franchise Agreement"), or any other agreement with Franchisor, it subsidiaries and affiliates (if any) and shall have complied with all of the terms and conditions of such agreements during the terms thereof, Butterwings of California, Inc. being an affiliated or related entity of Franchisee and/or the principals of Franchisee.

     (e) Butterwings of California, Inc. shall have timely exercised the first three (3) of its options for additional Locations under the Option Addendum to the California Franchise Agreement and shall be in compliance with all of the terms and provisions thereof, including the opening of Restaurants at additional Locations within the time schedule set forth in said Option Addendum, the Franchisee acknowledging that the performance by Butterwings of California, Inc. pursuant to said Option Addendum is a material consideration to the grant of the within and foregoing Option Addendum.

                  In the event that the Franchise Agreement is terminated or expires, then the Options herein granted shall be null and void at the time of such termination or expiration.

         8. Site Selection. (a) Franchisee agrees to submit for evaluation by the Franchisor site approval request documents for each proposed site for a Hooters Restaurant. The Franchisor shall review the site approval request documents and conduct such other investigation of the proposed site as it determines is necessary to properly evaluate the site, including an evaluation of the financial terms of the acquisition or rental of the proposed site. Approval shall be at the sole discretion of the Franchisor. The Franchisor shall notify Franchisee of the acceptance, acceptance with contingencies or conditions, or rejection of a site by written notice to Franchisee with fifteen
(15) business days from the date of compliance by Franchisee with the requirements of Paragraph 6 hereof. Written notice of the acceptance of any site request by the Franchisor shall be accompanied by an Addendum to the Franchise Agreement, as provid ed in Paragraph 6. Written notice of the rejection of any site request by the Franchisor shall set forth the Franchisor's reasons for any such rejection. The Franchisor shall pay all reasonable travel expenses incurred by agents and employees of the Franchisor (the "Costs") in connection with the inspection of the initially proposed site by Franchisee for each option period, and the Franchisee shall pay all other Costs for inspection of additional or alternative sites proposed by Franchisee within thirty (30) days of the receipt of written notice of the actual expenses incurred by said agents and employees.

     (b) Franchisee acknowledges that no officer, employee or agent of the Franchisor has any authority to approve or accept any proposed site except by written acceptance by an officer of the Franchisor authorized to approve and accept a site proposal and any other representations, approvals or acceptances, whether oral or written, shall be of no effect. FRANCHISEE ACKNOWLEDGES THAT THE FRANCHISORS ACCEPTANCE OF SAID SITE DOES NOT CONSTITUTE ANY REPRESENTATION, WARRANTY OR GUARANTEE BY THE FRANCHISOR THAT SAID SITE WILL BE A SUCCESSFUL LOCATION FOR A HOOTER'S RESTAURANT.

                  (c) The Franchisor reserves the right to revoke any site acceptance after ninety (90) days from the date thereof if a Hooter's Restaurant is not under construction, as defined herein, at the site in accordance with a fully executed Addendum to the Franchise Agreement for said site, as provided in this Option, or if said Addendum is not executed and delivered to the Franchisor as herein provided.

         9.       Construction Plans and Site Acquisition.

                  (a) Property Acquisition. Upon receipt of the Franchisor's written acceptance of a proposed site as set forth in Paragraph 6 hereof, Franchisee shall immediately take the necessary steps to acquire the site by purchase, lease or sublease, and to otherwise obtain the rights to construct, maintain and operate a Hooter's Restaurant on the site.

                  (b) Site Plan Approval. Upon site approval by Franchisor f or the construction of new improvements, the Franchisor shall provide Franchisee with a set of plans for a Hooter's Restaurant which has already been constructed. The Franchisee shall engage a licensed architect or engineer to conform the plans to local, state and federal codes and requirements, and site conditions, prior to submission of such plans to the Franchisor. Franchisee shall submit to the Franchisor a Site Plan for the Franchisor's approval. Such Site Plan must be reviewed and approved by the Franchisor in writing prior to commencement of construction. Rejection of any Site Plan shall be at the sole discretion of the Franchisor, and the Franchisor shall notify Franchisee in writing of any rejection of the Site Plan, setting forth the Franchisor's reasons for said rejection. If alterations of any kind are required to be made to the Site Plan other than alterations necessary to conform the Site Plan to local, state and federal codes and requirements or to adapt the Site Plan to site topography or soil conditions, as approved by the Franchisor, or to any of the Franchisor's construction plans, specifications or layouts, for any reason, such alterations must be approved by the Franchisor in writing before any work is begun on the site. All costs for any Site Plan or alteration to the Franchisor standard construction plans, specifications and layouts shall be paid by Franchisee, including costs incurred for any reason such as soil tests, engineering and architectural fees, and fees required to comply with any applicable law, regulation or ordinance.

     (c) Renovation Plan Approval. If Franchisee is renovating an existing building, all plans and specifications including a site plan must be approved in writing by the Franchisor for renovation prior to commencement of any such renovation. Rejection of any plans and specifications shall be at the sole discretion of the Franchisor, and the Franchisor shall notify Franchisee in writing of said rejection and shall set forth the reasons for rejection. The Franchisor shall provide Franchisee with the Franchisor-'s standard floor plan specifications and examples of same; however, Franchisee at Franchisee's expense, shall provide final working drawings which must be reviewed and approved by the Franchisor in writing, prior to commencement of construction.

     (d) Notification of Construction Commencement. As soon as Franchisee has received the Franchisor's written approval of a site plan and construction plans, acquired the right to use the site, obtained all permits, governmental approvals, and otherwise obtained all required rights to construct, maintain and operate the Hooter's Restaurant on the site, Franchisee shall notify the Franchisor of such facts in writing, postage fully prepaid, delivered by U. S. Certified Mail or overnight delivery.

     10. Conditions of Construction. Prior to the commencement of construction of any Hooters Restaurant, Franchisee must satisfy the following conditions:

                  (a) The site must have been accepted by the Franchisor and any contingencies or conditions to which such acceptance is subject must have been met, as specified in Paragraph 8 hereof.

                  (b) Franchisee's site plan must have been approved by the Franchisor and all proposed construction plans, specifications and layouts must have been approved by the Franchisor, as specified in Paragraph 9 hereof.

                  (c) Franchisee has obtained an Addendum to the Franchise Agreement for the site fully executed by both Franchisee and the Franchisor, as specified in Paragraph 6.

                  (d) Franchisee must have obtained the right to use the site, obtained all necessary permits and governmental approvals, and otherwise obtained all required rights to construct, maintain and operate the Hooter's Restaurant as specified in Paragraph 11 herein.

                  If at any time the Franchisor determines that Franchisee has begun constructing or renovating a Hooters restaurant without all of these conditions having been met, the Franchisor shall, in addition to any other remedies (including termination of the franchise), have the-right to obtain an injunction against the continued construction, opening and operation of the Hooters Restaurant from a court of competent jurisdiction. All legal fees and expenses incurred by the Franchisor in connection with any such litigation in connection with an action for injunctive relief as contemplated hereby shall be paid by Franchisee.

11. Commencement of Constructign.

     (a) Construction. Upon receipt from the Franchisor of the executed Addendum for said site., Franchisee shall commence and complete construction of or renovation to a Hooters Restaurant at the site in accordance with the terms of the Franchise Agreement.

     (b) Deviation from Approved Plan. Franchisee shall not deviate from the approved site ------------------------------- plan, construction plans or specifications in any manner in the construction or renovation of the Hooters Restaurant without the prior written approval of the Franchisor. If, at any time, the Franchisor determines that Franchisee has not constructed or renovated the Hooters Restaurant in accordance with the plans and specifications, as approved by the Franchisor, the Franchisor shall, in addition to any other remedies, have the right to obtain an injunction from a court of competent authority against the continued construction, opening and/or operation of the Hooter's Restaurant. All legal fees incurred by the Franchisor in connection with any such litigation in connection with an action for injunctive relief as contemplated hereby shall be paid by Franchisee.

12. No Franchise Convey-p&. The Franchisee shall not be deemed for any purpose to be a franchisee of the Franchisor with respect to any of the Locations optioned hereunder except to the extent that the option herein granted shall have been exercised in the manner provided for herein and a valid addendum to the Franchise Agreement with respect to the Location(s) optioned has been executed by the Franchisor and Franchisee.

13. Transfer of Interest. If the Franchise Agreement is validly transferred to a third party pursuant to Section XII of the Franchise Agreement with the approval of Hooters of America, Inc., this option shall also be transferred to such transferee.

14. Waiver and Delay. No waiver or delay in enforcement of any breach of any term, covenant or condition of this Agreement shall be construed as a waiver of any preceding or succeeding breach or delay in enforcement, or any other term, covenants or condition of this Option; and, without limitation upon any of the foregoing, the acceptance of any payment specified to be paid by Franchisee hereunder shall not be, nor be construed to be, a waiver of any breach of any term, covenant or condition of this Option.

15. Integration of Option. This Option, and all ancillary agreements executed contemporaneously herewith, constitute the entire agreement between the parties with reference to the subject matter hereof and supersedes all prior negotiations, understandings, representations and agreements, if any. Franchisee acknowledges that Franchisee is entering into this Option as a result of his own independent investigation of the business and not as a result of any representations about the Franchisor by its agents, officers or employees that are contrary to the terms herein set forth.

                This Option Addendum may not be amended orally, but may be amended only by a written instrument signed by the parties hereto. Franchisee expressly acknowledges that no oral promises or declarations were made to it and that the obligations of the Franchisor are confined exclusively to the terms herein. Franchisee understands and assumes the business risks inherent in this enterprise.

16. Applicable Law

                  (a) This Option is effective upon its acceptance and execution by the Franchisor in Georgia, and shall be interpreted and construed under the laws thereof, which laws shall prevail in the event of any conflict of law; provided, however, that if any of the provisions of this Option would not be enforceable under the laws of Georgia, then such provisions shall be interpreted and construed under the laws of the state in which the premises of the Franchised Business is located.

                  (b) The parties agree that any action brought by either party against the other in any court, whether federal or state, shall be brought within the State of Georgia in the judicial district in which Hooter's of America has its principal place-of business and do hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

                  (c) No right or remedy conferred upon or reserved to the Franchisor or Franchisee by this option is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

                  (d) Nothing herein contained shall bar the Franchisor's right to obtain injunctive relief against threatened conduct that shall cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

17. Notice. Any notice required or permitted to be given hereunder shall be in writing and shall be served upon the other

17. Notice- Any notice required or permitted to be given hereunder shall be in writing and shall be served upon the other party personally, or by certified mail, return receipt requested, postage prepaid. Any notice to Franchisor shall be addressed to Franchisor at:

Hooters of America, Inc.
4501 Circle 75 Parkway
Suite E-5110
Atlanta, Georgia 30339


Notices to the Franchisee shall be addressed as follows:

Butterwings of Wisconsin, Inc. c/o Mr. Harvey L. Temkin Foley & Lardner 1 South Pickney Street
P.O. Box 1497
Madison, Wisconsin 53701-1497

18.               Miscellaneous.

         Construction and Interpretation:

     (a) This Option is to be construed in accordance with the laws of the State of Georgia.

     (b) The titles and subtitles of the various sections and paragraphs of this Option are inserted for convenience and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants and conditions of this Option.

     (c) The language in all parts of this Option shall in all cases be construed simply according to its fair and plain meaning and not strictly for or against Franchisor or Franchisee.

     (d) It is agreed that if any provision of this option is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

     (e) The words "Franchisor" and "Franchisee" herein may be applicable to one or more parties, the singular shall. include the plural, and the masculine shall include the feminine and neuter; and if there shall be more than one (1) party or person referred to as the Franchisee hereunder, then their obligations and liabilities hereunder shall be joint and several.

contract, the latter shall prevail, but in such event the provision of this Option thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph, sentence or clauses of this Option shall be held to be indefinite, invalid or otherwise unenforceable, the entire option shall not fail on account thereof and the balance of this option shall continue in full force and effect. If any Court of competent jurisdiction deems any provision hereof (other than for the payment of money) unreasonable, said Court may declare a reasonable modification hereof and this Option shall be valid and enforceable and the parties hereto, agree to be bound by and perform the same as thus modified.

     (g) This Option may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

19. Submission of Option. The submission of this Option does not constitute an offer and this option shall become effective only upon the execution thereof by the Franchisor and Franchisee. THIS OPTION SHALL NOT BE BINDING ON THE FRANCHISOR UNLESS AND UNTIL IT SHALL HAVE BEEN ACCEPTED AND SIGNED, BY AN AUTHORIZED OFFICER OF THE FRANCHISOR.





IN WITNESS WHEREOF, the parties have duly executed this instrument on the date first written above.

FRANCHISOR:
HOOTERS OF AMERICA, INC.
By:

Name:
Attest Title:


Dated:

                                 FRANCHISEE(S):
                            BUTTERWINGS OF WISCONSIN.
By

Title:
Attest:




Dated:

                                   Exhibit "A"
                                    Territory

Madison, Wisconsin, and Milwaukee, Wisconsin

                                   Exhibit "B"

                                Approved Location


Address:




Date of Approval:






FRANCHISOR: FRANCHISEE:

Hooters of America, Inc. Butterwings of Wisconsin,
Inc.


By: By:
President President


Attest: Attest:
Secretary Secretary